UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MALIBU BOATS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Malibu

MALIBU BOATS, INC.™

2024 Notice of Annual Meeting and Proxy Statement

Malibu | AXIS | COBALT BOATS | PURSUIT | COBIA | PATHFINDER | Maverick | HEWES

5075 Kimberly Way
Loudon, Tennessee 37774
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on October 23, 2024

Date	Time	Record Date	Location
Wednesday, October 23, 2024	8:00 a.m., Central Time	August 30, 2024	Grand Hyatt DFW, 2337 S International Parkway, Dallas, Texas 75261
To the Stockholders of Malibu Boats, Inc.:
Notice is hereby given that the 2024 annual meeting of stockholders (the “Annual Meeting”) of Malibu Boats, Inc. will be held at the Grand Hyatt DFW, 2337 S International Parkway, Dallas, Texas 75261, on Wednesday, October 23, 2024, at 8:00 a.m., Central Time, for the following purposes:

1	To elect to the Board of Directors the three (3) nominees named in the attached Proxy Statement to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025;
3	To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers;
4	To approve the Company's 2024 Performance Incentive Plan; and
5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record of the Company’s Class A common stock and Class B common stock as of the close of business on August 30, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders: This Proxy Statement and our 2024 Annual Report on Form 10-K are available on the Internet at http://materials.proxyvote.com/56117J.

Malibu Boats, Inc.	i	2024 Proxy Statement

Your vote is important to us. You may vote your shares by proxy or in person. We urge you to vote by proxy even if you plan to attend the meeting. If you attend the Annual Meeting and vote in person, your proxy will not be used.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY USING THE INTERNET. Use of the enclosed envelope requires no postage for mailing in the United States.

By Order of the Board of Directors,

Matthew Googe
General Counsel and Secretary
Loudon, Tennessee
September 19, 2024

Malibu Boats, Inc.	ii	2024 Proxy Statement

5075 Kimberly Way
Loudon, Tennessee 37774
PROXY STATEMENT
The Board of Directors (the “Board”) of Malibu Boats, Inc. solicits your proxy for the 2024 annual meeting of stockholders (the “Annual Meeting”) to be held at 8:00 a.m., Central Time, on Wednesday, October 23, 2024 at the Grand Hyatt DFW, 2337 S International Parkway, Dallas, Texas 75261, and at any and all postponements or adjournments of the Annual Meeting.
The proposals to be voted on at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in this Proxy Statement. Stockholders also will transact any other business, not known or determined as of the date of this Proxy Statement, that properly comes before the meeting. The Board knows of no such other business to be presented as of the date of this Proxy Statement.
When you submit your proxy, you will authorize the proxy holders — Bruce Beckman, our Chief Financial Officer, and Matt Googe, our General Counsel and Secretary— to represent you and vote your shares of common stock on these proposals at the meeting in accordance with your instructions. By submitting your proxy, you also authorize them to exercise discretionary authority to vote your shares on any other business that properly comes before the meeting, to vote your shares to adjourn the meeting, and to vote your shares at any postponement or adjournment of the meeting.
This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about September 24, 2024.
A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 5705 Kimberly Way, Loudon, Tennessee 37774 for ten days before the Annual Meeting.
Unless otherwise expressly indicated or the context otherwise requires, in this Proxy Statement:
•we use the terms "Malibu Boats," the “Company,” “we,” “us,” “our” or similar references to refer (1) prior to the consummation of our initial public offering, or "IPO" on February 5, 2014, to Malibu Boats Holdings, LLC, or the LLC, and its consolidated subsidiaries and (2) after our IPO, to Malibu Boats, Inc. and its consolidated subsidiaries;
•we refer to the owners of membership interests in the LLC immediately prior to the consummation of the IPO, collectively, as our “pre-IPO owners”;
•we refer to owners of membership interests in the LLC (the "LLC Units"), collectively, as our “LLC members”;
•references to “fiscal year” refer to the fiscal year of Malibu Boats, which ends on June 30 of each year;
•we refer to our Malibu branded boats as "Malibu", our Axis Wake Research branded boats as "Axis", our Pursuit branded boats as "Pursuit", our Maverick, Cobia, Pathfinder and Hewes branded boats as "Maverick Boat Group", and our Cobalt branded boats as "Cobalt";
•we use the term “recreational powerboat industry” to refer to our industry group, which includes performance sport boats, sterndrive and outboard boats;
•we use the term “performance sport boat category” to refer to the industry category, consisting primarily of fiberglass boats equipped with inboard propulsion and ranging from 19 feet to 26 feet in length, which we believe most closely corresponds to (1) the inboard ski/wakeboard category, as defined and tracked by the National Marine Manufacturers Association, or NMMA, and (2) the inboard ski boat category, as defined and tracked by Statistical Surveys, Inc., or SSI;

Malibu Boats, Inc.	iii	2024 Proxy Statement

•we use the terms “sterndrive” and “outboard” to refer to the industry category, consisting primarily of sterndrive and outboard boats ranging from 20 feet to 40 feet, which most closely corresponds to the sterndrive and outboard categories, as defined and tracked by NMMA, and the sterndrive and outboard propulsion categories, as defined and tracked by SSI; in some instances, we provide market information based on specific boat lengths or boat types within the sterndrive or outboard categories to reflect our performance in those specific markets in which we offer products; and
•references to certain market and industry data presented in this Proxy Statement are determined as follows: (1) U.S. boat sales and unit volume for the overall powerboat industry and any powerboat category during any calendar year are based on retail boat market data from the NMMA; (2) U.S. market share and unit volume for the overall powerboat industry and any powerboat category during any fiscal year ended June 30 or any calendar year ended December 31 are based on comparable same-state retail boat registration data from SSI, as reported by the 50 states for which data was available as of the date of our Annual Report on Form 10-K.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS This Proxy Statement and our 2024 Annual Report on Form 10-K are available on the Internet at http://materials.proxyvote.com/56117J.

Malibu Boats, Inc.	iv	2024 Proxy Statement

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements. All statements other than statements of historical facts contained in this Proxy Statement are forward-looking statements, including statements regarding demand for our products and expected industry trends, our business strategy and plans, our prospective products or products under development, our vertical integration initiatives, our acquisition strategy and management’s objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” the negative of these terms, or by other similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions, involving known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include, but are not limited to: our large fixed-cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees and our ability to transition to a new Chief Executive Officer; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions; general economic conditions; the continued strength and positive perception of our brands; the sale of boats previously held in inventory by our former dealer, Tommy's Boats, increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and rising interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; and any failure to maintain effective internal control over financial reporting or disclosure controls or procedures.
You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from those suggested by the forward- looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended June 30, 2024 filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2024. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this Proxy Statement to conform these statements to actual results or to changes in our expectations.

Malibu Boats, Inc.	v	2024 Proxy Statement

Malibu Boats, Inc.	vi	2024 Proxy Statement

Loo

Malibu Boats, Inc.	vii	2024 Proxy Statement

PROXY STATEMENT SUMMARY
This summary highlights certain information about us and does not contain all of the information you should consider before voting. Please read the entire Proxy Statement and our Annual Report on Form 10-K before voting.
2024 Annual Meeting of Stockholders

Date	Time	Record Date	Location
Wednesday, October 23, 2024	8:00 a.m., Central Time	August 30, 2024	The Grand Hyatt DFW, 2337 S International Parkway, Dallas, Texas 75261
PROPOSALS TO BE VOTED ON AND VOTING RECOMMENDATIONS

Proposal		Board Recommendations	For More Information
1	The election to the Board of the three (3) nominees named in this Proxy Statement — James R. Buch, Steven D. Menneto and Peter E. Murphy — to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified	FOR	See page 78
2	The ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2025	FOR	See page 79
3	The approval, on a non-binding advisory basis, of our named executive officer compensation	FOR	See page 80
4	The approval of the Company's 2024 Performance Incentive Plan (the "2024 Plan")	FOR	See page 81

Malibu Boats, Inc.	1	2024 Proxy Statement

Proxy Summary

WAYS TO VOTE

By Mail	Via the Internet	In Person
By mailing in the signed and completed separate proxy card or voting instruction form	By following the instructions in the email, proxy card, or voting instruction form.	Written ballots will be provided to stockholders eligible to vote at the Annual Meeting.
BOARD OF DIRECTOR NOMINEES
The Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. A summary of information surrounding each director nominee as of August 30, 2024 is below and more information can be found under "Board of Directors and Executive Officers - Directors of Malibu Boats, Inc.".

Name	Position	Age	Director Since	Committee Memberships
James R. Buch	Former chief executive officer of UMA Enterprises, Inc. Former president and chief executive officer of Lynx Grills. Former interim president and chief executive officer of Sunbrite TV.	70	2014	Audit; Nominating and Governance
Steven D. Menneto	Chief Executive Officer of Malibu Boats, Inc.; Former president of the Off-Road Vehicle Division of Polaris, Inc. Former president of the Motorcycle Division of Polaris, Inc.	59	2024	None
Peter E. Murphy	Founder and chief executive officer of Wentworth Capital Management. Former president of strategy & development of Caesars Entertainment. Former chief strategic officer of The Walt Disney Company. Former chief financial officer of ABC, Inc.	61	2014	Compensation; Nominating and Governance

Malibu Boats, Inc.	2	2024 Proxy Statement

Proxy Summary
BUSINESS OVERVIEW
We are a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Our product portfolio of premium brands are used for a broad range of recreational boating activities including, among others, water sports, general recreational boating and fishing. Our passion for consistent innovation, which has led to propriety technology such as Surf Gate, has allowed us to expand the market for our products by introducing consumers to new and exciting recreational activities. We design products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key component of their active lifestyle and provide consumers with a better customer-inspired experience. With performance, quality, value and multi-purpose features, our product portfolio has us well positioned to broaden our addressable market and achieve our goal of increasing our market share in the expanding recreational boating industry.

Malibu Boats, Inc.	3	2024 Proxy Statement

Proxy Summary

We currently sell our boats under eight brands as shown in the table below, and we report our results of operations under three reportable segments, Malibu, Saltwater Fishing and Cobalt.

	% of Total Revenues
	Fiscal Year Ended June 30,
	2024	2023	2022
Malibu
Malibu	33.7%	45.8%	50.0%
Axis
Saltwater Fishing
Pursuit	39.5%	32.4%	28.1%
Maverick
Cobia
Pathfinder
Hewes
Cobalt
Cobalt	26.8%	21.8%	21.9%
Our Malibu segment participates in the manufacturing, distribution, marketing and sale throughout the world of Malibu and Axis performance sports boats. Our flagship Malibu boats offer our latest innovations in performance, comfort and convenience, and are designed for consumers seeking a premium performance sport boat experience. As of June 30, 2024, we are the market leader in the United States in the performance sport boat category through our Malibu and Axis boat brands. Our Axis boats appeal to consumers who desire a more affordable performance sport boat product but still demand high performance, functional simplicity and the option to upgrade key features. Retail prices of our Malibu and Axis boats typically range from $80,000 to $300,000.
Our Saltwater Fishing segment participates in the manufacturing, distribution, marketing and sale throughout the world of Pursuit boats and the Maverick Boat Group family of boats (Maverick, Cobia, Pathfinder and Hewes). Our Pursuit boats include center console, dual console and offshore models. In December 2020, we acquired Maverick Boat Group and added Maverick, Cobia, Pathfinder and Hewes to our brands. Our Maverick Boat Group family of boats are highly complementary to Pursuit, expanding our saltwater outboard offerings with a strong focus in length segments under 30 feet. We are among the market leaders in the fiberglass outboard fishing boat category with the brands in our Saltwater Fishing segment. Retail prices for our Saltwater Fishing boats typically range from $45,000 to $1,400,000.
Our Cobalt segment participates in the manufacturing, distribution, marketing and sale throughout the world of Cobalt boats. Our Cobalt boats consist of mid to large-sized luxury cruisers and bowriders that we believe offer the ultimate experience in comfort, performance and quality. As of June 30, 2024, we are the market leader in the United States in the 20’ - 40’ segment of the sterndrive boat category through our Cobalt brand. Retail prices for our Cobalt boats typically range from $75,000 to $625,000.
We sell our boats through a dealer network that we believe is the strongest in the recreational powerboat category. As of June 30, 2024, our worldwide distribution channel consisted of over 400 dealer locations globally. Our dealer base is an important part of our consumers’ experience, our marketing efforts and our brands. We devote significant time and resources to find, develop and improve the performance of our dealers and believe our dealer network gives us a distinct competitive advantage.

Malibu Boats, Inc.	4	2024 Proxy Statement

Proxy Summary
FINANCIAL HIGHLIGHTS FOR FISCAL YEAR 2024
During fiscal year 2024 we faced softening retail demand, leading to elevated channel inventories. As we closed out the fiscal year,we made significant progress in getting dealer inventories in-line with historical levels. As expected, this impacted the financial results for the fiscal year as we decreased production and increased promotional support to our dealers. Our financial results for fiscal year 2024 compared to fiscal year 2023 are provided below.

•Net sales decreased 40.3% to $829.0 million
•Unit volume decreased 45.4% to 5,385 units
•Gross profit decreased 58.1% to $147.1 million
•General and administrative expenses decreased to $76.3 million
•Net income decreased 152.3% to a net loss of $56.4 million
•Adjusted EBITDA decreased 71.0% to $82.2 million
•Net income available to Class A Common Stock per share (diluted) decreased 154.2% to net loss of $2.74 per share
•Adjusted fully distributed net income per share decreased 79.1% to $1.92 on a fully distributed weighted average share count of 21.1 million shares of Class A Common Stock
Despite this performance in a down market, we maintained strong cash generation, which allowed us to continue investing in our core business, reduce our debt and return approximately $30 million to shareholders in fiscal year 2024 though our stock repurchase program.
STOCK PRICE PERFORMANCE
Total shareholder return (“TSR”) measures the return that we have provided our stockholders. Our stock price has decreased 33% since the end of fiscal year 2019. In fiscal year 2024, our stock price decreased 40%.
BUSINESS ACHIEVEMENTS IN FISCAL YEAR 2024
Fiscal year 2024 presented a challenging operating environment as we faced softening retail demand leading to elevated channel inventories, however, we were able to maintain strong cash flow generation, which allowed us to further strengthen the health of our balance sheet and return capital to our shareholders. Some of our business highlights are provided below.
•We introduced nine new models across our brands in fiscal year 2024. We also continued our introduction of new features and options, which consumers are increasingly buying.
•We introduced four new models for Malibu and Axis in fiscal year 2024, including the 23 LSV, 23 MXZ, M242, and A245.
•Pursuit introduced two new models in fiscal year 2024, including the OS 405, an offshore boat which is the smaller brother to the highly successful OS445 and the DC 306
•Cobalt introduced two new models in fiscal year 2024, including the R33 Surf, our largest surf boat ever and the CS23 Surf. Both models feature Malibu's proprietary Surf Gate technology.
•Maverick Boat Group introduced the new Pathfinder 2200 TRS the smaller version of the highly successful Pathfinder 2400 TRS
•We completed the expansion of the Roane County facility. In addition to producing Cobalt's small boats, we have integrated our Malibu Electronics wiring harness operation into the facility.
CORPORATE GOVERNANCE HIGHLIGHTS
We maintain governance practices that we believe establish meaningful accountability for our Company and the Board, including:
•Our Chairperson and all other directors, except for our Chief Executive Officer, are independent
•All standing Board committees are comprised entirely of independent directors
•Average tenure of independent directors is approximately nine years

Malibu Boats, Inc.	5	2024 Proxy Statement

Proxy Summary

•Diverse directors, as defined by Rule 5605(f) of the Nasdaq Stock Market, LLC (“Nasdaq”), represent 33% of the Board, including two female directors and one director that identifies as an underrepresented minority
•Approximately 98.5% of the votes cast approved our fiscal year 2023 executive compensation at our 2023 annual meeting
•The Board, at the recommendation of the Compensation Committee, has adopted a clawback policy that applies to all named executive officers
•The Board conducts annual Board and Committee evaluations
•The Board and Nominating and Governance Committee actively oversee the Company’s corporate governance
•Our Company policies prohibit short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees
•Our Company policies prohibit pledging of Company securities by directors, officers and employees subject to a limited exception
Corporate Responsibility
For Malibu Boats, Inc. and our customers, being on the water is a way of life. As a company that lives outdoors, we see it as our duty to serve as responsible stewards of the planet and our communities. With oversight from the Board, senior management and the Management ESG Committee, we are committed to promoting sustainable practices, protecting the health and safety of our customers and employees, and maintaining strong corporate governance practices and ethical behavior across our organization. This commitment is evident in everything we do as we work towards making the world a better place for our customers, employees, suppliers and business partners. Some of our goals, strategies and successes are outlined below, as well as in the governance, ethics, and other policies found on the Company’s Corporate Governance and Supplier website pages.
Environmental
At Malibu Boats, Inc. we remain focused on improving sustainability across our product portfolio. We consider environmental impact starting at the design stage of our products, and we continually evaluate the additional ways we can reduce our environmental footprint, including our energy use, water use, wastes and other emissions. One of our key environmental goals is to conduct our operations in an environmentally responsible manner. We are committed to reducing negative environmental impacts of our company by working together with our suppliers, partners and customers to develop policies and practices that will ensure a healthy environment for present and future generations, including reducing the amount and toxicity of manufacturing-related waste and carefully sourcing materials to minimize the environmental impact.
We have a waste management plan in place that evaluates our technologies, procedures, and personnel training programs to minimize the quantity of hazardous waste generated as much as practicable. Under our waste management plan, new processes and major changes require us to conduct a documented Waste Impact Study to ensure that we actively reduce waste and prevent pollution at the source. We utilize recycling programs for wood, plastic, metals, cardboard and cutting fluids to minimize waste. We also participate in laundering programs that allow us to reuse supplies to reduce waste in the first place.
We have implemented proper Board and management oversight and data collection practices, including the establishment of a Management ESG Committee in preparation for future regulations so that our company is prepared to disclose the required environmental information when necessary.
Our Employees
Company Culture
At Malibu Boats, Inc. we are committed to our people-first core values. We are dedicated to protecting the wellbeing of our employees while creating a company culture that promotes inclusivity, acceptance, equality and diversity We strive to provide competitive compensation and benefits packages, opportunities for advancement, and extensive training programs and learning opportunities for our employees. We continue to evaluate our internal processes and programs to further build on our diverse, equitable and inclusive culture.
Employee Safety and Wellbeing

Malibu Boats, Inc.	6	2024 Proxy Statement

Proxy Summary
We recognize that our most valuable resource is our employees. As an equal opportunity employer, we prohibit discrimination and harassment of any kind, and have policies in place in our Code of Conduct with respect to anti-discrimination. We also provide our employees with access to an anonymous whistleblower hotline for any reporting concerns.
Accordingly, we are committed to protecting all of our personnel from occupational hazards whether they are laborers or working in the office environment. Our safety and health program is made up of Company policies and requirements in order to assist in the protection of Company personnel.
We remain focused on building a safer workplace for our employees and will continue to work toward an injury free workplace through the implementation of training and other industry-leading safety initiatives.
Compliance and Ethics
Code of Conduct and Other Corporate Policies
We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section on our website at malibuboatsinc.com/governance, which includes certain key corporate governance documents.
Information on our website is not and should not be considered part of, nor is it incorporated by reference in this proxy statement.
Our Code of Conduct demonstrates our commitment to ascribing to the highest standards of ethical conduct in the pursuit of our business and applies to all our directors, officers, and employees. Our employees are trained on and affirm their commitment to complying with the policies when they first join our Company and regularly thereafter. Our Company has a written “related person transaction” policy. Under the policy, the Audit Committee reviews and approves transactions between the Company and “related persons” (as defined in the policy). See “Certain Relationships and Related Person Transactions—Policies and Procedures Regarding Related Party Transactions” for more information.
Labor Practices and Human Rights
We are committed to operating with full compliance of all employment and labor laws and utilizing fair employment practices in an environment of equal opportunity for its employees. In addition, we believe all workers within our supply chain deserve to work in an environment which is fair, safe, without duress and workers should be treated with dignity and respect.
We follow and expect our suppliers and business partners to comply with human rights principles, including laws that prohibit slavery, forced labor, child labor, human trafficking, harassment and unlawful discrimination, amongst others. We have processes in place, as well as an established Employee Code of Conduct, Supplier Code of Conduct and Conflict Minerals Policy that address the expected behavior of our employees and partners, to promote human rights and safe working conditions and individual security to reduce the risk that we become complicit in any human rights violations.
Whistleblower Hotline
Our Code of Conduct provides guidance to all our directors, officers and employees and assists us in conducting our activities within appropriate ethical and legal standards. The Board and Audit Committee oversee our compliance program. We foster a free and open atmosphere that allows and encourages directors, officers, employees and agents and others to express work-related concerns about ethical issues and/or to report violations or suspected violations of laws, regulations and our policies. We have also established an anonymous employee hotline. Directors, officers and employees are not only encouraged, but are required, to report any violations of law or of our Code of Conduct to his or her supervisor or to the Chief Financial Officer, as appropriate. The Audit Committee receives timely periodic reports regarding any material violations of our Code of Conduct. We will not tolerate retaliation for reports made in good faith.
Our Customers: Product Safety & Quality
At Malibu Boats, Inc., we are committed to exceeding our customers’ needs and expectations. While innovation is critical to our long-term growth, product quality and safety is equally important to support our long-term relationships with our dealers and our customers.

Malibu Boats, Inc.	7	2024 Proxy Statement

Proxy Summary

This customer-focused, performance-minded and improvement-driven mindset has led the Malibu Monsoon engine to achieve the International Organization for Standardization’s (ISO) global certifications for quality (9001:2015). This achievement underscores Malibu’s commitment to upholding the highest level of quality across all our products to consistently meet or exceed customers’ expectations.
Additionally, we are certified by the National Marine Manufacturers Association (NMMA), a program designed to help boat manufacturers comply with industry safety and construction standards and federal regulations. In order to be NMMA certified, boat manufacturers must certify each model boat they produce. As such, Malibu, Axis, Cobalt, Pursuit, Maverick, Hewes, Pathfinder and Cobia have obtained certification for the current model year along with the Malibu and Axis trailers. We are also members of Independent Boat Builders, Inc. (IBBI) and the American Boat and Yacht Council (ABYC) to protect the best sources and arrangements for raw materials and develop voluntary global safety standards for the design, construction, maintenance and repair of recreational boats, which Malibu Boats, Inc. abides by.
We continually work on our internal processes to maximize their effectiveness and efficiency, employ risk-based thinking throughout the organization to address potential risks and opportunities, and work towards the continuous improvement of our quality management system to ensure we provide our customers with an unparalleled experience and product.
Our Communities
We continually strive to make an impact on our local communities and serve them with gratitude. Each year, we partner with community organizations where our facilities are located and support local schools. In Tennessee, we have partnered with Toys for Tots, Angel Tree and local food banks to help families within the community during the holiday season. Our corporate sponsorship with the local Kiwanis Club has allowed us to give back to children with disabilities while also helping students prepare for the upcoming school year. We partner with the local Family Resources center each year to assist local students with cold-weather clothing fund and participate in additional local school initiatives to promote manufacturing trade jobs. In Kansas, we support our community through recreational leagues as well as donations to local foundations, events and school fundraisers, among other initiatives. In Florida, we give back to our local communities through the Treasure Coast Food Bank, Pet Food Drive for the Humane Society, Ready to Work Boot Camp, and the Everglades Foundation, Recreational Fishing Alliance and Coastal Conservation Association. Additionally, we have been proud participants in and sponsors of the Making Strides Against Breast Cancer walk. We are proud of our partnerships with these outstanding organizations, and of the funds raised by our employees for children and families in the communities within which we operate.
Awards
We’re proud to have received repeated recognition for our high-quality and innovative products. We won one of Boating Industry Magazine's "Top Product" awards for Cobalt's AutoDeploy Galley found on the R35 in 2023 and the Pursuit S 358 Sport in 2022. Malibu Trailers took the coveted NMMA Innovation Award at the Miami International Boat Show in 2022. The Malibu Wakesetter 23 LSV has won Wakeworld “Readers Choice” Wakeboard and Wakesurf Boat of the Year four years running in 2023, 2022, 2021 and 2020.
Engagement with Stockholders
We recognize that stockholder engagement is fundamental to strengthening our corporate governance practices and we maintain direct and frequent engagement with our stockholders. We value the views of our stockholders and regularly seek their input to gain valuable insights into key business matters they care most about, including but not limited to capital allocation, corporate governance, risk management, environmental and social matters, sustainability and executive compensation. Feedback from these meetings and conversations is shared with the Board and used to inform the Board’s decisions. Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. In the past, we have held an Investor Day which included management presentations that provided an overview of our strategy and our growth opportunities, a tour of our manufacturing facility, and product demos. During fiscal year 2024, our senior management team met with

Malibu Boats, Inc.	8	2024 Proxy Statement

Proxy Summary
stockholders at five conferences and through dozens of phone calls. Since our 2023 annual meeting, we have engaged with holders of approximately 50% of outstanding shares of our common stock.

Malibu Boats, Inc.	9	2024 Proxy Statement

INFORMATION ABOUT
THE ANNUAL MEETING
Q:    When and where is the Annual Meeting?
A:    The Annual Meeting of stockholders of Malibu Boats, Inc. will be held on Wednesday, October 23, 2024 at 8:00 a.m. Central Time, at the Grand Hyatt DFW, 2337 S International Parkway, Dallas, Texas 75261.
Q:    What am I being asked to vote on at the Annual Meeting?
A:    The items of business scheduled to be voted on at the Annual Meeting are:
■the election to the Board of the three (3) nominees named in this Proxy Statement — James R. Buch, Steven D. Menneto and Peter E. Murphy — to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1);
■the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal No. 2);
■the approval, on a non-binding advisory basis, of our named executive officer compensation (Proposal No. 3); and
■the approval of the Company's 2024 Performance Incentive Plan (the "2024 Plan") (Proposal No. 4).
We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.
Q:    How does the Board recommend I vote on these items?
A:    The Board recommends that you vote your shares:
■FOR the election to the Board of each of the following three nominees: James R. Buch, Steven D. Menneto and Peter E. Murphy (Proposal No. 1);
■FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal No. 2);
■FOR the approval, on a non-binding advisory basis, of our named executive officer compensation (Proposal No. 3); and
■FOR the approval of the Company's 2024 Plan (Proposal No. 4).
Q:    How will voting on any other business be conducted?
A:    Although the Board does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.
Q:    Who may vote at the Annual Meeting?
A:    Only holders of record of our Class A common stock and Class B common stock at the close of business on the record date, August 30, 2024 (the “record date”), are entitled to notice of and to vote at the Annual Meeting.
Q:    What is the difference between holding shares as a stockholder of record and in street name as a beneficial owner?
A:    Our stockholders may hold their shares of our Class A common stock through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. Summarized below are some of the differences between shares held of record and those owned beneficially in street name.
■Stockholder of Record. If your shares of our Class A common stock and Class B common stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the

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proxy statement was sent directly to you by the Company. As the stockholder of record, you have the right to vote your shares of our Class A common stock and Class B common stock by attending the Annual Meeting or to grant your proxy directly to certain officers of the Company to vote your shares at the Annual Meeting.
■Beneficial Owner. If your shares of our Class A common stock are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the Annual Meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” giving you the right to vote by attending the Annual Meeting.
Q:    What options are available to me to vote my shares?
A:    Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.
(1)    If you received proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email; or
(2)    If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card (if you are a stockholder of record) or voting instruction form (if you hold your shares in street name), you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards or voting instruction forms with two separate control numbers, one each for Class A common stock and Class B common stock. You must follow the instructions on each separate proxy card or voting instruction form, one each for Class A common stock and Class B common stock, for all of your votes to be counted.
You may vote by mail.
If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards, one each for Class A common stock and Class B common stock. You must submit both cards, one each for Class A common stock and Class B common stock, for all of your votes to be counted. For instance, if you only submit the proxy card for your shares of Class A common stock, but not the proxy card for your shares of Class B common stock, we will not include your votes for your Class B common stock.
You may vote in person at the meeting.
Stockholders of record may vote in person at the Annual Meeting. If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Written ballots will be provided to stockholders eligible to vote at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.
Q:    What is the deadline for voting my shares by proxy?
A:    If you are a stockholder of record, your proxy must be received by the Internet by 11:59 p.m. Eastern Time on October 22, 2024 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting in order for your shares to be voted at the

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Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.
Q:    Once I have submitted my proxy, is it possible for me to change or revoke my proxy?
A:    Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
■submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
■properly submitting a proxy on a later date but prior to the deadlines specified in “—What is the deadline for voting my shares by proxy?” above (only the latest proxy submitted by a stockholder by Internet or mail will be counted); or
■attending the Annual Meeting and voting in person.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
Q:    How many shares are eligible to vote at the Annual Meeting?
A:    If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the record date. If you are a holder of our Class B common stock, then you are entitled to the number of votes at our Annual Meeting that is equal to the number of membership units in Malibu Boats Holdings, LLC (the “LLC Units”) held by you, regardless of the number of shares of Class B common stock held by you. All matters presented to our stockholders at the Annual Meeting will be voted on by the holders of our Class A common stock and Class B common stock voting together as a single class.
As of August 30, 2024, we had 19,990,707 shares of Class A common stock outstanding that will carry 19,990,707 votes and 12 shares of Class B common stock outstanding that will carry an aggregate of 321,419 votes (i.e., a number of votes that is equal to the aggregate number of outstanding LLC Units, other than LLC Units held by Malibu Boats, Inc.).
Q:    How is a quorum determined?
A:    A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted a proxy or voting instructions by the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See
“—What is required to approve each proposal at the Annual Meeting and what effect do votes withheld, abstentions and broker non-votes have?” below.
Q:    How will my shares be voted if I do not give specific voting instructions in the proxy or voting instruction form I submit?
A:    If you are a stockholder of record and you properly submit a proxy but do not indicate your specific voting instructions on one or more of the items listed above in the notice of meeting, your shares will be voted as recommended by the Board on those items. See “—How does the Board recommend I vote on these items?” above.

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If you hold your shares through a brokerage account and you fail to provide voting instructions to your broker, your broker may generally vote your uninstructed shares of our common stock in its discretion on routine matters at a stockholder meeting. However, a broker cannot vote shares of our common stock held in street name on non-routine matters unless the broker receives voting instructions from the stockholder. Generally, if a broker exercises this discretion on routine matters at a stockholder meeting, a stockholder’s shares will be voted on the routine matter in the manner directed by the broker, but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the stockholder meeting. Proposal 1 (election of directors), Proposal 3 (approval, on an advisory basis, of the Company’s named executive officer compensation), and Proposal 4 (approval of the Company's 2024 Plan) are considered non-routine matters, and Proposal 2 (ratification of KPMG as our independent registered public accounting firm) is considered a routine matter.
Consequently, if you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on Proposals 1, 3 and 4 or on any other business as may properly come before the Annual Meeting. If your broker exercises this discretion on Proposal 2, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposals 1, 3 and 4 at the Annual Meeting.
Q:    What vote is required to approve each proposal at the Annual Meeting and what effect do votes withheld, abstentions and broker non-votes have?
A:    Election of Directors (Proposal No. 1). Once a quorum has been established, the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. For purposes of Proposal No. 1 (election of directors), you may vote “FOR” any or all of the nominees or “WITHHOLD” your vote from any or all of the nominees. Shares voted WITHHOLD and broker non-votes will not be counted in determining the outcome of the director nominees’ election.
Other Items (Proposals No. 2, 3 and 4). Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the item (excluding abstentions and broker non-votes) at the Annual Meeting. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2025) and Proposal No. 3 (approval, on a non-binding advisory basis, of our named executive officer compensation) are advisory only and are not binding on us. The Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.
For purposes of Proposal No. 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2025), Proposal No. 3 (approval, on a non-binding advisory basis, of our named executive officer compensation), and Proposal No. 4 (approval of the Company's 2024 Plan), you may vote “FOR,” “AGAINST” or “ABSTAIN.”
Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the vote for the ratification of the appointment of KPMG or the approval of named executive officer compensation.
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal No. 2) is considered routine under applicable rules, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its

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discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on Proposals No. 1, 3 and 4 at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposals No. 1, 3 and 4 and therefore will not be counted in determining the outcome of those items.
Q:    Who will bear the costs of the solicitation of proxies?
A:    The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by Malibu Boats. We have retained D.F. King & Co., Inc., a third-party solicitation firm, to assist in the distribution of proxy materials and solicitation of proxies on our behalf for an estimated fee of $8,500 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, certain officers, regular employees and directors of Malibu Boats, without receiving any additional compensation, may solicit proxies personally or by telephone. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our Class A common stock and Class B common stock and will reimburse them for their expenses in doing so.
Q:    Who counts the votes?
A:    Votes at the Annual Meeting will be tabulated by a representative of American Stock Transfer & Trust Company, LLC, who will serve as the Inspector of Elections.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Q:    What do I do if I receive more than one proxy or set of voting instructions?
A:    If you received more than one proxy card or voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card or voting instruction form that you received in order for all of your shares to be voted at the Annual Meeting.
Q:    If I share an address with another stockholder and received only one copy of the proxy materials, how do I obtain an additional copy?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to Broadridge Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Malibu Boats, Inc.	14	2024 Proxy Statement

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock and of LLC Units of our subsidiary, Malibu Boats Holdings, LLC, as of August 30, 2024 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Malibu Boats, Inc., (2) each of our directors and named executive officers and (3) all of our current directors and executive officers as a group.
The number of shares of our Class A common stock and of LLC Units outstanding and the percentage of beneficial ownership is based on 19,990,707 shares of our Class A common stock and 20,312,126 LLC Units outstanding as of August 30, 2024. Each holder of LLC Units holds one share of our Class B common stock. Each share of Class B common stock entitles the holder to one vote for each LLC Unit held by such holder. Accordingly, the holders of LLC Units collectively have a number of votes in Malibu Boats, Inc. that is equal to the aggregate number of LLC Units that they hold. Beneficial ownership reflected in the table below includes the total shares or units held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules of the SEC.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

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	Class A Common Stock Beneficially Owned (1)		LLC Units Beneficially Owned (1)		Class B Common Stock Beneficially Owned	Combined Voting Power (2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders
Capital World Investors (3)	1,649,000	8.3	—	—	—	8.1
American Century Investment Management, Inc. (4)	1,642,115	8.2	—	—	—	8.1
BlackRock, Inc. (5)	1,630,712	8.2	—	—	—	8.0
Macquarie Group Limited (6)	1,493,855	7.5	—	—	—	7.4
The Vanguard Group (7)	1,246,991	6.2	—	—	—	6.1
Malibu Boats, Inc. (8)	—	—	19,990,707	98.4	—	—
Directors and Named Executive Officers
Steven D. Menneto(9)	—	—	—	—	—	—
Jack D. Springer (10)	321,760	1.6	5,000	*	1	1.6
Ritchie L. Anderson (11)	101,089	*	2,412	*	1	*
Bruce W. Beckman (12)	—	—	—	—	—	—
David S. Black (13)	408	*	—	*	—	*
Michael K. Hooks (14)	74,504	*	12,500	*	1	*
James R. Buch (15)	30,611	*	—	—	—	*
Ivar S. Chhina (16)	30,611	*	—	—	—	*
Michael J. Connolly (17)	51,301	*	—	—	—	*
Mark W. Lanigan (18)	73,951	*	25,136	*	1	*
Joan M. Lewis (19)	10,258	*	—	—	—	*
Peter E. Murphy (20)	31,311	*	—	—	—	*
John E. Stokely (21)	30,611	*	—	—	—	*
Nancy M. Taylor (22)	3,556	*	—	—	—	*
Current Directors and Executive Officers as a group (12 persons) (23)	437,803	2.2	40,048	*	3	2.4
*    Less than 1.0%
(1)Subject to the terms of the exchange agreement, the LLC Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions—Exchange Agreement.” Beneficial ownership of LLC Units reflected in these tables has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged.
(2)Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock (which Class B common stock reflects each owner’s holdings of LLC Units). Represents percentage of voting power of the Class A common stock and Class B common stock of Malibu Boats, Inc. voting together as a single class.
(3)Based on a Schedule 13G/A filed on February 9, 2024 by Capital World Investors ("CWI"). According to the 13G/A, CWI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI's divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” According to the Schedule 13G/A, as of December 29, 2023, CWI has sole voting and dispositive power over 1,649,000 shares. The address of CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(4)Based on a Schedule 13G/A filed on February 12, 2024 by American Century Investment Management, Inc. on behalf of itself, Stowers Institute for Medical Research and American Century Companies, Inc. According to the Schedule 13G/A, as of December 31, 2023, each of American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research, has sole voting power over 1,593,115 shares and sole dispositive power over 1,642,115 shares. American Century Investment Management, Inc. serves as investment adviser to various persons, including the investment companies and separate institutional accounts that hold the shares. American Century Investment

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Management, Inc. is a wholly-owned subsidiary of American Century Companies, Inc. American Century Companies, Inc. is controlled by the Stowers Institute for Medical Research. The address for American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research is 4500 Main Street, Kansas City, Missouri 64111.
(5)Based on a Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, as of December 29, 2023, BlackRock has sole voting power over 1,592,381 shares and sole dispositive power over 1,630,712 shares. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(6)Based on a Schedule 13G/A filed on February 14, 2024 by Macquarie Group Limited on behalf of itself and Macquarie Management Holdings Inc and Macquarie Investment Management Business Trust. According to the Schedule 13G/A, as of December 31, 2023, (i) Macquarie Investment Management Business Trust has sole voting and dispositive power over 1,493,855 shares, (ii) Macquarie Management Holdings Inc. is deemed to beneficially own 1,493,855 shares through its ownership of Macquarie Investment Management Business Trust, and (iii) Macquarie Group Limited is deemed to beneficially own 1,493,855 shares due to its ownership of the Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust. The address of Macquarie Group Limited is 50 Martin Place, Sydney, New South Wales, Australia. The address of Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust is 610 Market Street, Philadelphia, Pennsylvania 19106.
(7)Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, as of December 29, 2023, Vanguard has shared voting power over 32,410 shares, sole dispositive power over 1,195,495 shares and shared dispositive power over 51,496 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(8)Represents the number of LLC Units held by Malibu Boats, Inc. Malibu Boats, Inc. does not hold any Class B common stock.
(9)Does not include restricted stock units with respect to 14,363 shares of common stock that vest on August 5, 2025 and restricted stock units with respect to 44,064 shares of common stock that will vest in substantially equal annual installments over a three-year period, with the first vesting date being August 5, 2025.
(10)Includes (i) 99,231 shares of Class A common stock held directly by Mr. Springer (ii) 3,244 shares of restricted stock vesting on November 6, 2024, (iii) 7,407 shares of restricted stock vesting in two substantially equal annual installments beginning on November 6, 2024, (iv) 16,650 shares of restricted stock vesting in three substantially equal annual installments beginning on November 6, 2024, (v) 23,151 shares of restricted stock vesting in four substantially equal annual installments beginning on November 6, 2024, and (vi) 157,938 shares of restricted stock that vest subject to achievement of certain performance targets, assuming the maximum performance level is reached. Also includes 14,139 shares of Class A common stock and 5,000 LLC Units held directly by a limited liability company. Mr. Springer and his wife each own a 50% membership interest in, and Mr. Springer is the managing member of, the limited liability company.
(11)Includes (i) 22,258 shares of Class A common stock held directly by Mr. Anderson, (ii) 1,442 shares of restricted stock vesting on November 6, 2024, (iii) 2,155 shares of restricted stock vesting in two substantially equal annual installments beginning on November 6, 2024, (iv) 4,880 shares of restricted stock vesting in three substantially equal annual installments beginning on November 6, 2024, and (v) 11,576 shares of restricted stock vesting in four substantially equal annual installments beginning on November 6, 2024, and (vi) 58,778 shares of restricted stock that vest subject to the achievement of certain performance targets, assuming the maximum performance level is reached. Includes 2,412 LLC Units held directly by Mr. Anderson. Does not include restricted stock units with respect to 92,699 shares of common stock for which 25% vest on each of the second and third anniversaries of February 20, 2024, and 50% vest on the fourth anniversary of February 20, 2024.
(12)Does not include 7,246 shares of restricted stock units vesting in two substantially equal annual installments beginning on November 27, 2024 and 6,131 shares of restricted stock units vesting in four substantially equal annual installments beginning on November 27, 2024.
(13)Includes 408 shares of Class A common stock held directly by Mr. Black. Does not include 196 restricted stock units vesting on November 6, 2024, (iii) 154 restricted stock units vesting in two substantially equal semi-annual installments beginning on November 6, 2024, (iv) 429 restricted stock units vesting in three substantially equal semi-annual installments beginning on November 6, 2024, (v) 1,801 restricted stock units vesting in five substantially equal semi-annual installments beginning on November 6, 2024, and (vi) unvested restricted time-based stock units for which 25% vest on each of the second and third anniversaries of May 6, 2024, and 50% vest on the fourth anniversary of May 6, 2024.
(14)Includes (i) 5,330 shares of Class A common stock held directly by Mr. Hooks, (ii) 56,674 stock units that are fully vested and payable on a deferred basis, (iii) 12,500 shares of Class A common stock held directly by MK 2012 Irrevocable Trust for the benefit of Mr. Hooks' spouse and children and (iv) 12,500 LLC Units held directly by Mr. Hooks. Mr. Hooks' spouse serves as trustee of the MK 2012 Irrevocable Trust. Mr. Hooks disclaims beneficial ownership of the shares of Class A common stock held by the MK 2012 Irrevocable Trust.
(15)Includes (i) 2,426 shares of Class A common stock held directly by Mr. Buch and (ii) 28,185 stock units that are fully vested and payable on a deferred basis.
(16)Includes 30,611 stock units that are fully vested and payable on a deferred basis.
(17)Includes (i) 2,426 shares of Class A common stock held directly by Mr. Connolly and (ii) 48,875 stock units that are fully vested and payable on a deferred basis.

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(18)Includes (i) 20,000 shares of Class A common stock held directly by Mr. Lanigan and (ii) 53,951 stock units that are fully vested and payable on a deferred basis. and 25,136 LLC Units held directly by Mr. Lanigan.
(19)Includes 10,258 shares of Class A common stock held directly by Ms. Lewis.
(20)Includes (i) 3,126 shares of Class A common stock held directly by Mr. Murphy and (ii) 28,185 stock units that are fully vested and payable on a deferred basis held directly by Mr. Murphy.
(21)Includes (i) 2,426 shares of Class A common stock and (ii) 28,185 stock units that are fully vested and payable on a deferred basis.
(22)Includes 3,556 stock units that are fully vested and payable on a deferred basis.
(23)Includes 20,053 shares of restricted stock with time-based vesting requirements and 58,778 shares of restricted stock that vest subject to the achievement of certain performance targets. Also includes (i) 68,250 shares of Class A common stock and (ii) 278,222 vested stock units. Includes 40,798 LLC Units. Also includes 12,500 shares of Class A common stock held directly by MK 2012 Irrevocable Trust for the benefit of Mr. Hooks’ spouse and children. Does not include restricted stock units with respect to 164,503 shares of common stock that will vest at various times no sooner than November 6, 2024. For clarity, all Class A and Class B shares of common stock, restricted shares, restricted stock units, and LLC Units held by Mr. Springer and Mr. Black as described in Footnote 10 and Footnote 13 above are excluded from this total because neither Mr. Springer nor Mr. Black is an executive officer of the Company as of August 30, 2024.

Malibu Boats, Inc.	18	2024 Proxy Statement

BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS
DIRECTORS OF MALIBU BOATS, INC.
The Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are currently divided among the three classes as follows:

Class I	Class II	Class III
The Class I directors are Messrs. Chhina, Connolly and Lanigan, and their terms will expire at the annual meeting of stockholders to be held in 2026;	The Class II directors are Mr. Buch, Ms. Lewis, Mr. Menneto and Mr. Murphy, and their terms will expire at the Annual Meeting; and	The Class III directors are Ms. Taylor and Messrs. Hooks and Stokely, and their terms will expire at the annual meeting of stockholders to be held in 2025.
The following sets forth certain information about our directors as of August 30, 2024:

Name	Age	Principal Position
Michael K. Hooks	62	Chairman of the Board
Steven D. Menneto	59	Chief Executive Officer and Director
James R. Buch	70	Director
Ivar S. Chhina	61	Director
Michael J. Connolly	58	Director
Mark W. Lanigan	64	Director
Joan M. Lewis (1)	58	Director
Peter E. Murphy	61	Director
John E. Stokely	71	Director
Nancy M. Taylor	64	Director
(1)On September 16, 2024, Joan M. Lewis notified the Board that she would not stand for re-election at the 2024 Annual Meeting. Ms. Lewis will continue to serve on the Board until the 2024 Annual Meeting, when her current term will expire.

Malibu Boats, Inc.	19	2024 Proxy Statement

Directors of the Company

Michael K. Hooks Chairman of the Board and Director

Mr. Hooks has served as the Chair of our Board since February 2014. For an interim period after the departure of our former Chief Executive Officer in 2024, Mr. Hooks served as Executive Chair of the Board from February 2024 to August 2024 and a member of the Office of Chief Executive Officer from May 2024 to August 2024. Mr. Hooks was a director of the LLC from May 2006 until our recapitalization in connection with the IPO in February 2014. He is a co-founder and has been managing partner of Westhook Capital LLC since 2017, and he is a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Previously, Mr. Hooks was a co-head of the Los Angeles office of Credit Suisse First Boston and a managing director in the Los Angeles office of Donaldson, Lufkin & Jenrette. He previously served on the boards of directors of Metco Landscape Holdings, LLC, JDC Healthcare Management, Saunders & Associates, TASI Holdings, Virgin America, Logan’s Roadhouse and Switchcraft, as well as the Supervisory Board of Pfeiffer Vacuum Technology, at the time a public company listed on the New York Stock Exchange. Mr. Hooks received a degree in Economics from Princeton University and an M.B.A. with distinction from the Wharton School of Business. Based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats, Inc. given his initial tenure as a board member of the LLC, we believe Mr. Hooks is qualified to serve on the Board.

Steven D. Menneto Chief Executive Officer and Director

Mr. Menneto became our Chief Executive Officer and a member of our Board in August 2024. He served in various positions at Polaris, Inc., a manufacturer of powersports vehicles, since 1997, most recently as President of the Off Road Vehicle Division from December 2019 to July 2024. From May 2009 to December 2019, Mr. Menneto was President of the Motorcycle Division of Polaris, and prior to May 2009, he held various roles in sales at Polaris. Mr. Menneto previously served on the board of directors of Polaris Acceptance Inc., a floor plan financing joint venture with Wells Fargo Bank, N.A., and Motorcycle Industry Council, a not-for-profit trade association. Mr. Menneto received a B.S. in Business Administration from Northeastern University and received an M.B.A. from Rensselaer Polytechnic Institute. Based on his extensive experience as a senior executive of a manufacturer focused on the outdoor sports industry, we believe Mr. Menneto is qualified to serve on the Board.

Malibu Boats, Inc.	20	2024 Proxy Statement

Directors of the Company

James R. Buch Director

Mr. Buch has been a member of our Board since February 2014. Now retired, he held the position of chief executive officer of UMA Enterprises, Inc., which is a private company and one of the largest distributors of home décor products in North America, from May 2017 through September 2019. From 2012 to 2016, he served as president and chief executive officer of Lynx Grills, a manufacturer of grills and outdoor kitchen products for residential consumers. In 2011 and 2012, Mr. Buch was interim president and chief executive officer of Sunbrite TV, a manufacturer of high-definition televisions, and he was a consultant and operating advisor to various private equity and investment firms from 2008 to 2010, assisting businesses on multiple fronts, including growth strategies, restructuring and business model assessment. Mr. Buch has also served and continues to serve on board and advisory councils for a number of private and nonprofit organizations. He received a bachelor’s degree and an M.B.A. from California State University-Fullerton. Based on his extensive leadership and advisory experience with manufacturers of consumer products, we believe Mr. Buch is qualified to serve on the Board.

Ivar S. Chhina Director

Mr. Chhina has been a member of our Board since February 2014. Now retired, from 2009 to 2011, he served as the chief financial officer and executive vice president for Recreational Equipment, Inc. (REI), a national retailer of outdoor recreational equipment and apparel, and previously served on REI’s board from 2006 to 2009, where he was chair of its audit and finance committee as well as board vice chair. From 2001 to 2007, Mr. Chhina was chairman and chief executive officer, and previously chief operating officer and chief restructuring officer of Interdent, Inc., a health care services company. From 1991 to 2001, Mr. Chhina held senior executive, finance and operational roles with several portfolio companies of Mehta & Company, a private equity firm for which he was an operating partner and is currently a venture partner. Mr. Chhina also currently serves on the boards of directors and as chair of the audit committees for Sage Dental Management LLC, Femwell Group Health LLC, and Walker Edison Holdco, and as a board observer for Evology LLC (dba Aptive Environmental), all of which are private companies; and as a board director for Agribank, FCB, a wholesale bank for the U.S. Farm Credit System, for which he also currently serves as chair of the audit committee. Previously, he held executive positions and/or board directorships with several companies, including as interim chief executive officer, and later as a director/advisor to the managing member of JDC Management LLC, on the board of directors of Lone Peak Holdings LLC, PPV Holding Company LLC, Troy Lee Designs Inc., Stat Health Holding LLC, DDP DMO Superholdings LLC, and Dimensional Dental Management LLC. He has also served on and chaired boards and committees of charitable and educational entities, including as a board director and member of the audit and finance committee of the Pacific Science Center, as a director and chair of the finance committee of the Washington chapter of The Nature Conservancy, and as a director, board chair and finance chair of Fort Mason Center. Mr. Chhina received an M.A. in international policy studies from the Middlebury College Monterey Institute and a dual B.A. in economics and political science from the University of Nevada Reno. We believe Mr. Chhina is qualified to serve on the Board based on his financial expertise, knowledge of the recreational products industry and extensive experience advising, operating and directing businesses across multiple industries.

Malibu Boats, Inc.	21	2024 Proxy Statement

Directors of the Company

Michael J. Connolly Director

Mr. Connolly has been a member of our Board since February 2014. He has been the chief executive officer of Fourth Street Capital, Inc., which manages a portfolio of retail, flex-industrial, warehouse and multifamily real estate holdings, since October 2021. He has been a founding partner of Breakaway Capital Management, LLC, a private investment fund manager which provided debt and structured equity capital to lower middle market companies, since 2015. From 2007 to 2013, he was a partner with Leonard Green & Partners, LP., a private equity firm. Previously, Mr. Connolly was an investment banker at UBS Securities, LLC, where he served as managing director and co-head of UBS’s Los Angeles investment banking office, and a senior vice president at Donaldson, Lufkin & Jenrette. He was previously on the board of Cascade Bancorp (Nasdaq: CACB), where he was the chairman of the board loan committee and member of the compensation and audit committees, and on the board of FP Holdings, LP, a private company and the parent company of the Palms Casino Resort. He is a member of the emeritus board of the Los Angeles Regional Food Bank. He received a bachelor’s degree from the University of California-Berkeley. Based on his extensive experience as an investment banker advising companies on their strategic alternatives and his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, we believe Mr. Connolly is qualified to serve on the Board.

Mark W. Lanigan Director

Mr. Lanigan has been a member of our Board since February 2014. Mr. Lanigan was a director of the LLC from May 2009 until our recapitalization in connection with the IPO in February 2014. He was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Mr. Lanigan has also been a consultant with Tailwind Capital, a private equity firm, since 2015. Mr. Lanigan was formerly a co-head of the Los Angeles office and a member of the Investment Banking Executive Board of Credit Suisse First Boston and head of the Los Angeles office of Donaldson, Lufkin & Jenrette. He also serves on the boards of directors of LRW Holdings, LLC and Lone Peak Holdings, LLC, which are both private companies, and he previously served on the boards of directors of Benevis Holdings, LLC, JDC Healthcare Management, Virgin America, Archway Marketing Services, TASI Holdings, Inc. and Saunders & Associates. Mr. Lanigan graduated summa cum laude, Phi Beta Kappa with a degree in Economics from Colgate University and received a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School. We believe Mr. Lanigan is qualified to serve on the Board based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats, Inc. given his initial tenure as a board member of the LLC.

Malibu Boats, Inc.	22	2024 Proxy Statement

Directors of the Company

Joan M. Lewis Director

Ms. Lewis became a member of our Board in July 2019. Ms. Lewis has served on the boards of several private and public companies and is an independent consultant to product/service companies and fast-growing technology start-ups. Previously, she was Global Officer and Senior Vice President, Consumer & Market Knowledge of The Procter & Gamble Company, a consumer-packaged goods company, from 2008 through December 2014. Prior to that, she held a number of other leadership positions with Procter & Gamble Consumer & Market Knowledge, including Vice President, Global Operations and Director, North America. Ms. Lewis previously served as Board Chair of comScore, Inc. in 2016 and as a member of the Audit Committee and Chair of the Technology and Innovation Committee of comScore, Inc. from 2015 to 2016. Ms. Lewis has also previously served on the Singapore Industry Advisory Board for Consumer Insights, the Advertising Research Foundation Board of Directors, and the Business Advisory Council for the Farmer School of Business at Miami University. She holds a B.S. from Miami University. We believe Ms. Lewis is qualified to serve on the Board based on her experience working as a consultant to product/service companies, her background in consumer and market knowledge, her history as an executive at a global company and her prior service as a director of a public company.

Peter E. Murphy Director

Mr. Murphy has been a member of our Board since February 2014. He is the founder and chief executive officer of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer businesses. From 2009 to 2011, he served as president of strategy & development of Caesars Entertainment, where he was responsible for corporate strategy and growth, mergers and acquisitions, corporate development and real estate development around the world. From 2007 to 2008, Mr. Murphy served as an operating partner at Apollo Global Management and, prior to that, he spent 18 years in senior executive roles with The Walt Disney Company, including as chief strategic officer of The Walt Disney Company and as chief financial officer of ABC, Inc. Until 2019, Mr. Murphy served as a board member and chairman of the audit committee of Tribune Media (NYSE: TRCO), and was a board advisor to DECA TV. He has previously served as chairman of the board of Revel Entertainment and on the boards of The Stars Group, Inc., Dial Global and Fisher Communications. Mr. Murphy received an M.B.A. from the Wharton School of Business and a bachelor’s degree, magna cum laude and Phi Beta Kappa, from Dartmouth College. We believe Mr. Murphy is qualified to serve on the Board because of his long history as an executive and director of national and international companies and experience facilitating international growth and strategy.

Malibu Boats, Inc.	23	2024 Proxy Statement

Directors of the Company

John E. Stokely Director

Mr. Stokely has been a member of our Board since February 2014. He has been the lead independent director of Pool Corporation (Nasdaq: POOL), a swimming supplies distributor, since 2000 and has been its chairman of the board since May 2017, and previously served as both a member of the audit committee and chair of the governance committee of Pool Corporation. In addition, Mr. Stokely was president, chief executive officer and chair of the board of Richfood Holdings, Inc., a food retailer and wholesale grocery distributor, and he served as president of JES, Inc., an investment and consulting firm. Previously, he also served on the boards and committees of a number of other publicly traded companies, including ACI Worldwide, Inc., AMF Bowling, Imperial Sugar Company (which was previously a publicly traded company), O’Charley’s Inc., Performance Food Group and Nash-Finch Company. Mr. Stokely received a bachelor’s degree from the University of Tennessee. We believe Mr. Stokely is qualified to serve on the Board because of his extensive experience as a director of publicly traded companies engaged in a variety of industries, strategic insights, distribution experience and senior leadership experience.

Nancy M. Taylor Director

Ms. Taylor became a member of our Board of Directors in April 2023. She previously served as the President and Chief Executive Officer of Tredegar Corporation, a global manufacturing company, from 2010 until 2015 and was a member of Tredegar’s board of directors from early 2010 until June 2015. During her 24-year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy, and General Counsel. Ms. Taylor is currently a director of TopBuild Corp. (Nasdaq: BLD), where she has served as chair of the governance committee since May 2019 and a member of the audit committee and compensation committee. Ms. Taylor was a member of the board of directors of Verso Corporation from November 2019 through March 2022, where she served as chair of the audit committee and as a member of the compensation committee and the corporate governance and nominating committee, and LL Flooring Holdings, Inc. (NYSE: LL), where she served as chair of the board from November 2015 through July 2024 and as a member of the nominating and corporate governance committee and the compliance and regulatory affairs committee. Ms. Taylor also served on the board of the Boys & Girls Club of Metro Richmond (Virginia) from July 2014 and June 2024. Ms. Taylor holds a bachelor’s degree in Political Science from the College of the Holy Cross and a J.D. degree from The Catholic University of America, Columbus School of Law. We believe Ms. Taylor is qualified to serve on the Board based on her many years of experience in senior management in both operational and commercial leadership roles, including serving as chief executive officer of a publicly-traded global manufacturer, her strong knowledge of corporate governance and her experience as a director of various public companies.

Malibu Boats, Inc.	24	2024 Proxy Statement

Directors of the Company
BOARD DIVERSITY MATRIX (As of August 30, 2024)
The Board Diversity Matrix, below, provides the diversity statistics for the Board.

Total Number of Directors		10
Part I: Gender Identity	Female	Male	Did Not Disclose Gender
Directors	2	8	—
Part II: Demographic Background
Asian	—	1	—
White	2	8	—
Two or More Races or Ethnicities	—	1	—
Did Not Disclose Demographic Background		—

Malibu Boats, Inc.	25	2024 Proxy Statement

Directors of the Company

EXECUTIVE OFFICERS OF MALIBU BOATS, INC.
The following sets forth certain information about our executive officers as of August 30, 2024:

Name	Age	Principal Position
Steven D. Menneto	59	Chief Executive Officer and Director
Ritchie L. Anderson	59	President
Bruce W. Beckman	56	Chief Financial Officer
Please see “—Directors of Malibu Boats, Inc.” above for the biographical information for Steven D. Menneto. The biographical information for our other executive officers is set forth below.

Ritchie L. Anderson President

Mr. Anderson has served as our President since February 2024. For an interim period after the departure of our former Chief Executive Officer in 2024, he served as a member of the Office of the Chief Executive Officer from May 2024 to August 2024. Previously, Mr. Anderson served as our Chief Operating Officer from September 2013 to February 2024. He joined the Company in July 2011 as our Vice President of Operations. Prior to joining Malibu Boats, Mr. Anderson was Vice President of Operations at MasterCraft Boat Company, where he spent 28 years in production management. While at MasterCraft, he held various roles in operations that included management responsibility for manufacturing, supply chain, quality, customer service, environmental and safety. Mr. Anderson has over 30 years of experience in the boat manufacturing industry.

Bruce W. Beckman Chief Financial Officer

Mr. Beckman has served as our Chief Financial Officer since November 27, 2023. Prior to joining Malibu Boats, Mr. Beckman served as Senior Vice President, Finance at Entegris from February 2018 to November 2023 and as Vice President, Finance from April 2015 to February 2018. From 1990 to 2015, Mr. Beckman worked in numerous capacities for General Mills, Inc., including Vice President, Finance, Meals Division from July 2012 to January 2015, Director of Corporate Planning & Analysis from July 2008 to July 2012 and Director of Internal Controls from 2003 to 2005.

There are no family relationships between or among any of our executive officers or directors.
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on our review of reports filed electronically with the SEC during the fiscal year ended June 30, 2024, including any amendments thereto, and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during the fiscal year ended June 30, 2024 were timely filed.

Malibu Boats, Inc.	26	2024 Proxy Statement

CORPORATE
GOVERNANCE
CORPORATE GOVERNANCE PRINCIPLES
The Board has adopted Corporate Governance Principles, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Principles direct the Board’s actions with respect to, among other things, the Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Principles can be accessed on the Corporate Governance section of our website at malibuboatsinc.com/governance.
DIRECTOR INDEPENDENCE
Under the listing requirements and rules of Nasdaq, independent directors must compose a majority of the Board. Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Applicable Nasdaq rules also require that each member of our Compensation Committee must be independent within the meaning of applicable Nasdaq rules. Applicable Nasdaq rules also require that director nominees must be selected, or recommended for selection by the Board, either by (1) a nominating committee comprised solely of independent directors or (2) independent directors constituting a majority of our independent directors in a vote in which only independent directors participate.
The Board has reviewed the independence of our directors, based on the corporate governance standards of Nasdaq. Based on this review, the Board determined that each of Messrs. Buch, Chhina, Connolly, Hooks, Lanigan, Murphy and Stokely and each of Mses. Lewis and Taylor is an “independent director” under the applicable Nasdaq rules (the “Independent Directors”). In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. With respect to Mr. Hooks, the Board considered that he served in an interim role as Executive Chair and a member of the Office of the Chief Executive Officer from February 2024 to August 2024. While Mr. Hooks did not qualify as an independent director during his service in such interim role, the Board determined that Mr. Hooks qualified as an "independent director" upon ceasing to serve in such interim role in August 2024 under the applicable

Malibu Boats, Inc.	27	2024 Proxy Statement

Corporate Governance

Nasdaq    rules , which provide that employment by a director as an executive officer on an interim basis for less than one year will not disqualify such director from being considered independent following such employment. Mr. Menneto, due to his employment as our Chief Executive Officer, does not qualify as independent. Our former Chief Executive Officer, Mr. Springer, also did not qualify as an independent director. As required under applicable Nasdaq rules, our Independent Directors meet in regularly scheduled executive sessions at which only Independent Directors are present.

Malibu Boats, Inc.	28	2024 Proxy Statement

Corporate Governance
BOARD COMMITTEES
The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee — each of which operates under a written charter adopted by the Board, which can be accessed on the Corporate Governance section on our website at malibuboatsinc.com/governance. The Board may establish additional committees from time to time, in accordance with our Bylaws.
The following table summarizes the composition of the standing committees of the Board as of the date of this Proxy Statement and the responsibilities of each committee is described below. The composition of each committee may change from time to time.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee

James R. Buch
Ivar S. Chhina
Michael J. Connolly
Michael K. Hooks
Mark W. Lanigan
Joan M. Lewis
Peter E. Murphy
John E. Stokely
Nancy M. Taylor
The indicated person serves as the chairperson of the committee.

Malibu Boats, Inc.	29	2024 Proxy Statement

Corporate Governance

AUDIT COMMITTEE
Our Audit Committee oversees our corporate accounting and financial reporting process. The Board has determined that each member of the Audit Committee is an “independent director” under the Nasdaq rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 of the Exchange Act, and satisfies the additional financial literacy requirements of the Nasdaq rules. The Board has designated one member of the Audit Committee, Mr. Chhina as an “audit committee financial expert” as defined by SEC rules. Among other matters, the Audit Committee:
•oversees the selection and appointment, compensation, retention and oversight of the work of any independent auditors;
•evaluates, together with the Board and management, the performance of the independent auditors;
•reviews the Company’s audited financial statements and quarterly financial results, including the related disclosures and discuss them with management and the independent auditors;
•reviews the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•reviews any significant changes to the Company’s accounting principles and practices;
•reviews and discusses with management risks related data privacy, technology and information security, including cybersecurity, and back-up of information systems and the steps the Company has taken to monitor and control such exposures;
•reviews and approves related party transactions; and
•at least annually reviews and evaluates the committee’s performance and reports the same to the Board and assess the adequacy of the Audit Committee charter.
The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Ivar S. Chhina (Chair) James R. Buch John E. Stokely Nancy M. Taylor

Meetings 5

Malibu Boats, Inc.	30	2024 Proxy Statement

Corporate Governance

COMPENSATION COMMITTEE	The Board has determined that each member of the Compensation Committee is an “independent director” under the Nasdaq rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee. Our Compensation Committee reviews and approves the compensation of our Chief Executive Officer and other executive officers, including salaries, bonuses, perquisites and awards of equity-based compensation, approves all employment, severance and similar agreements for executive officers, makes recommendations to the Board with respect to our stock-based benefit plans, administers our stock-based benefit plans and makes recommendations to the Board concerning the compensation of directors. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and either approves or makes recommendations to the independent members of the Board regarding compensation of these officers based on such evaluations. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Mark W. Lanigan (Chair) Michael J. Connolly Joan M. Lewis Peter E. Murphy

Meetings 6
Our Compensation Committee (or the independent members of the Board based on the recommendation of the Compensation Committee) is responsible for making the final decisions on compensation for our Chief Executive Officer and other executive officers. However, the Compensation Committee takes into account recommendations of our Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, and may also delegate the authority to make compensation decisions (including the ability to grant stock awards) with respect to non-executive employees of the Company to the Chief Executive Officer. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee or the Chief Executive Officer.
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation for our executive officers and other employees. As further described under “Executive Compensation — Compensation Discussion and Analysis” below, during fiscal year 2024, the Compensation Committee retained Exequity LLP (“Exequity”) as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation programs and the amounts payable thereunder. During fiscal year 2024, the Compensation Committee engaged Exequity to help the Compensation Committee review a representative group of peer companies, and also to perform an independent review of our executive compensation programs to provide a competitive reference on pay levels for our executives relative to our peer group of companies. This independent review by Exequity was considered by the Compensation Committee when establishing the amounts of compensation paid to our executive officers during fiscal year 2024. In addition, Exequity advised on the compensation structure for Steven Menneto, who was appointed as Chief Executive Officer of the Company, effective August 5, 2024. The Compensation Committee is directly responsible for the appointment, compensation and oversight of Exequity’s work, and pursuant to SEC rules, does not believe Exequity’s work has raised any conflict of interest. Exequity reports only to the Compensation Committee and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by the Compensation Committee.

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Corporate Governance

NOMINATING AND GOVERNANCE COMMITTEE
The Board has determined that each member of the Nominating and Governance Committee is an “independent director” under the Nasdaq rules. Among other matters, the Nominating and Governance Committee:
•reviews and recommends to the Board the experience, qualifications, attributes, skills or other criteria desired for directors and director candidates;
•identifies and evaluates individuals to be members of the Board;
•makes recommendations to the Board regarding the nominees for director to be submitted to a stockholder vote at the Company’s annual meeting of stockholders and to fill any vacancy on the Board occurring between annual meetings of stockholders;
•reviews the Board’s committee structure and make recommendations to the Board concerning the qualifications, appointment and removal of members of Board committees and the appointment of the chair of each committee;
•oversees the evaluation of the Board and its committees; and
•reviews developments in corporate governance matters, including ESG matters, and develops appropriate recommendations for the Board.
The Nominating and Governance Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Michael J. Connolly (Chair) James R. Buch Ivar S. Chhina Michael K. Hooks Mark W. Lanigan Joan M. Lewis Peter E. Murphy John E. Stokely Nancy M. Taylor

Meetings 4
MEETINGS AND ATTENDANCE
During the fiscal year ended June 30, 2024, there were fourteen meetings of the Board, five meetings of the Audit Committee, six meetings of the Compensation Committee and four meetings of the Nominating and Governance Committee. Each of our directors who served on the Board during the fiscal year ended June 30, 2024 attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which the director served during fiscal year 2024. In addition, the Independent Directors meet regularly in executive session without the presence of management.
The Board expects each director to attend the annual meeting of stockholders. All directors attended our annual meeting of stockholders during the fiscal year ended June 30, 2024.
ANNUAL BOARD EVALUATION
Pursuant to our Corporate Governance Principles, the Nominating and Governance Committee shall lead an annual evaluation of the Board, and each committee shall lead an annual self-evaluation. The evaluations are designed to assess whether the Board and its committees function effectively and make valuable contributions and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the relevant directors stand for re-nomination.
In fiscal year 2024, the Board completed an evaluation process focusing on the experience, qualifications, attributes and skills of each individual director, the effectiveness of the performance of the Board as a whole and each of the Board’s committees.
BOARD LEADERSHIP STRUCTURE
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.

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Corporate Governance
During Mr. Springer's tenure as our Chief Executive Officer, the Board determined that having a non-employee director serve as Chairman was in the best interests of the stockholders of Malibu Boats, Inc. The structure permitted the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. The Company also believed that having a non-employee director serve as Chairman of the Board ensured a greater role for the non-employee directors in the oversight of the Company and active participation of the non-employee directors in setting agendas and establishing Board priorities and procedures.
After Mr. Springer’s departure, the Board created an interim position of Office of the Chief Executive Officer, comprised of the Chair of the Board, Mr. Hooks, and the President of the Company, Mr. Anderson, during the Company’s search for the next Chief Executive Officer. During this interim period, the Board determined that having Mr. Hooks continue as Chair of the Board while also serving as a member of the Office of Chief Executive Officer was in the best interests of the stockholders of Malibu Boats, Inc. The structure provided continuity of Mr. Hooks as Chair of the Board during a transition period to the next Chief Executive Officer. Mr. Hooks was also well-positioned to act as a bridge between management and the Board during this transition period due to his almost ten-year tenure as Chair of the Board, which helped facilitate communication between the Board and management during the transition period between Chief Executive Officers. During Mr. Hooks' interim term as Executive Chair and a member of the Office of Chief Executive Officer, the Board elected Mr. Mark Lanigan to serve as the Lead Independent Director. Upon Mr. Menneto’s appointment as Chief Executive Officer, the Board returned to its previous structure of having a non-employee director serve as Chair of the Board for the reasons noted above. In addition, Mr. Hooks continued in his role as Chairman of the Board, but in a non-executive capacity, in order to bring continuity to the role of Chair of the Board after Mr. Menneto's appointment.
RISK OVERSIGHT
The Board believes that effective risk management involves our entire corporate governance framework. Both management and the Board have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees. At each regular meeting of the Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, President, Chief Financial Officer, General Counsel and outside legal counsel regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. The Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.
OVERSIGHT OF ESG MATTERS
The Board oversees ESG matters directly and through its committees. The Board as a whole exercises oversight of human capital matters, including matters related to labor supply and employee development. The Nominating and Governance Committee has oversight of ESG matters generally, and receives reports regularly from the management on the Company’s practices, policies, procedures, strategies, and initiatives relating to key ESG issues. The Audit Committee oversees data privacy and cybersecurity matters. The Company has also established a Management ESG Committee, which includes representatives from our legal, finance, operations, and human resources team. This committee oversees the company’s ESG initiatives, practices, and disclosures, including with respect to climate-related matters, and reports to the Company’s senior management and the Nominating and Governance Committee.
We provide more information on our ESG initiatives and accomplishments in our "Proxy Summary—Corporate Governance Highlights and —Corporate Responsibility” sections above.

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Corporate Governance

BOARD RESPONSIBILITIES
▪Overall oversight concerning the assessment and management of risk related to our business
▪Decision-making for fundamental financial and business strategies and major corporate activities, including material acquisitions and financings
▪Oversight of management and Board committees
▪Receives regular reports from Board committees on specific risk oversight responsibilities
▪Receives regular reports from management regarding business operations and strategic planning, financing planning and budgeting and regulatory matters

AUDIT COMMITTEE
▪Oversight of accounting and financial reporting processes and audits of financial statements
▪Oversight of financial risk management policies and controls
▪Oversight of quality and integrity of the accounting, auditing, internal control and financial reporting practices
▪Oversight of data privacy, technology and information security, including cybersecurity and back-up of information systems

COMPENSATION COMMITTEE
▪Oversight of compensation plans, policies and programs
▪Oversight of the compensation to be paid to the officers and non-employee directors
▪Responsible for reviewing and discussing disclosures contained under the caption “Compensation Discussion and Analysis”
▪Responsible for reviewing and preparing the committee report on executive compensation included in the annual proxy statement

NOMINATING AND GOVERNANCE COMMITTEE
▪Identify, evaluate and provide recommendations regarding Board and committee composition
▪Oversight of evaluation of the Board and committees
▪Advises Board on corporate governance matters, environmental, social and governance activities, legal, regulatory, and public policy matter and Board performance matters
▪Engagement of succession planning for the Board and management

MANAGEMENT RESPONSIBILITIES
▪Identify material risks facing us
▪Implement appropriate risk management strategies
▪Integrate risk management into our decision-making process
▪Ensure that information with respect to material risks is transmitted to the Board or the appropriate Board committee

RISK AREAS ▪Strategic ▪Reputational ▪Financial ▪Operational ▪Legal, regulatory and compliance	▪Financial reporting and internal control ▪Information systems and cybersecurity ▪Human capital management ▪ESG/sustainability

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Corporate Governance
POLICY ON HEDGING AND PLEDGING
We recognize that hedging against losses in stock of Malibu Boats, Inc. is not appropriate or acceptable trading activity for individuals employed by or serving the Company. We have incorporated prohibitions on various hedging activities within our stock trading guidelines, which guidelines apply to directors, officers and employees. The guidelines prohibit:
•all short sales of the securities of Malibu Boats, Inc. and any transactions in puts, calls or other derivative securities, on an exchange or in any other organized markets;
•purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the securities of Malibu Boats, Inc.; and
•holding the securities of Malibu Boats, Inc. in a margin account or pledging securities of Malibu Boats, Inc. as collateral for a loan, subject to a limited exception where a person wishes to pledge securities of Malibu Boats, Inc. as collateral for a loan (not including margin debt) and clearly demonstrates in the sole discretion of our Chief Financial Officer that such person has the financial capacity to repay the loan without resort to the pledged securities.
EXECUTIVE DEVELOPMENT AND SUCCESSION PLANNING
The Board is actively involved in the identification and cultivation of our future leaders. Our Independent Directors work with the Chief Executive Officer on an annual basis to review, maintain and revise, as necessary, the Company’s succession plan upon the Chief Executive Officer’s ongoing availability to serve in the Chief Executive Officer role and in the event of an unexpected occurrence. The Chief Executive Officer reports at least once per year to the independent directors of the Board on succession planning for the Chief Executive Officer and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.
DIRECTOR NOMINATION PROCESS
Identifying and Evaluating Director Nominee Candidates
A class of directors is elected each year by the stockholders of Malibu Boats, Inc. at the annual meeting of the stockholders. The Nominating and Governance Committee will review the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Board. As set forth in the Corporate Governance Principles, in considering candidates for membership on the Board, the Nominating and Governance Committee will consider the prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Governance Committee may deem relevant in light of the needs of the Board and the Company and that are in the best interests of the Company. Such factors include relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board duties, financial expertise, experience with a company in the powerboat or recreational products industry and whether the prospective candidate is a director-selected prospective candidate or a stockholder-recommended prospective candidate. In addition, the Nominating and Governance Committee will consider the diversity of a prospective candidate while identifying nominees for director.
The Nominating and Governance Committee is also committed to identifying candidates with gender, ethnic and geographic diversity. The Nominating and Governance Committee seeks to elect directors that will collectively represent a diversity of backgrounds and experiences.
Stockholder Recommendations
The Nominating and Governance Committee will consider written nominations from stockholders of Malibu Boats, Inc. for director nominees. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources although as described above, one of the factors that the Nominating and Governance Committee considers is the source of the recommendation. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board should submit their recommendations in writing to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, together with the following information: (i) all information relating to such proposed candidate that would be required to be disclosed in a proxy statement; (ii) a description of all direct and indirect compensation and

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Corporate Governance

other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the proposed nominee; (iii) a completed and signed questionnaire regarding the background and qualifications of the proposed candidate to serve as a director; and (iv) all the information about the stockholder and the candidate that would be required pursuant to Section 2.10(b)(i) of our Bylaws if the stockholder was nominating the candidate for election to the Board.
The Nominating and Governance Committee may request additional information concerning the director candidate to determine the eligibility or qualifications of the director candidate to serve as a member of the Board.
CODE OF CONDUCT AND CODE OF ETHICS
The Board has adopted a Code of Conduct applicable to our employees, directors and officers and a Code of Ethics. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The codes are available on the Corporate Governance section of our website at investors.malibuboats.com/corporate-governance. To the extent required by rules adopted by the SEC or Nasdaq, we intend to promptly disclose future amendments to certain provisions of the codes, or waivers of such provisions granted to executive officers and directors on our website at www.malibuboats.com.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Stockholders may send written communications to the Board or to specified individuals on the Board, by writing to: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, Attention: Secretary. Stockholders should indicate prominently on the outside of any envelope that the communication is intended for (i) the Board, (ii) the Chair of the Board, (iii) a specific committee of the Board, (iv) the non-management directors or (v) any other director or subset of directors of the Board. The Secretary will review all correspondence submitted and regularly forward, to the appropriate director or directors, copies of all communications, that in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board, the Chair of the appropriate committee or the director who presides during non-management executive sessions.
ENGAGEMENT WITH STOCKHOLDERS
We recognize that stockholder engagement is fundamental to strengthening our corporate governance practices and we maintain direct and frequent engagement with our stockholders. We value the views of our stockholders and regularly seek their input to gain valuable insights into key business matters they care most about, including but not limited to capital allocation, corporate governance, risk management, environmental and social matters, sustainability and executive compensation. Feedback from these meetings and conversations is shared with our senior management and Board and used to inform their decision-making process. Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. In the past, we held an Investor Day which included management presentations that provided an overview of our strategy and our growth opportunities, a tour of our manufacturing facility, and product demos. During fiscal year 2024, our senior management team met with stockholders at five conferences and through dozens of phone calls. Since our 2023 annual meeting, we have engaged with holders of approximately 50% of outstanding shares of our common stock.

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DIRECTOR
COMPENSATION
The following table sets forth certain information concerning the compensation of the members of the Board who are not also our employees (“Non-Employee Directors”) for the fiscal year ended June 30, 2024. The compensation paid to Mr. Springer, who was one of our employees during fiscal year 2024, is presented in the Summary Compensation Table and the related tables included below. During his service on the Board, Mr. Springer was not entitled to receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)		Stock Awards ($) (c)(2)(3)	Total ($) (h)

Michael K. Hooks	106,625	(4)	109,995	216,620
James R. Buch	72,197		109,995	182,192
Ivar S. Chhina	87,238		109,995	197,233
Michael J. Connolly	80,219		109,995	190,214
Mark W. Lanigan	82,224	(4)	109,995	192,219
Joan M Lewis	72,197		109,995	182,192
Peter E. Murphy	159,697		109,995	269,692
John E. Stokely	72,197		109,995	182,192
Nancy M. Taylor	72,197		109,995	182,192
(1)Amounts reported reflect the cash retainers paid to each Non-Employee Director for fiscal year 2024, except as noted in footnote (4). For Mr. Murphy, the amount includes an additional fee of $87,500 payable for his service as Chair of the Special Matters Committee of the Board for the period from the 4th calendar quarter of 2021 through the second calendar quarter of 2023, which amount was approved and paid in a lump-sum during the 2nd quarter of fiscal 2024. For Mr. Hooks, amounts reported include the compensation paid to Mr. Hooks in fiscal 2024 for his service as a Non-Employee Director. The compensation payable to Mr. Hooks for his service as Executive Chairman and a member of the Office of the Chief Executive Officer is reported in the Summary Compensation Table below.
(2)Amounts reported represent the aggregate grant date fair value of the annual equity awards granted to the Non-Employee Directors on October 26, 2023. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The reported award values have been determined using the $45.34 closing price of a share of our Class A common stock on grant date.
(3)As of June 30, 2024, no Non-Employee Director held any unvested stock units or unvested shares of Class A common stock.
(4)Messrs. Hooks and Lanigan each elected to receive all of their annual retainers and any additional retainers in the form of stock units instead of cash. Accordingly, Messrs. Hooks and Lanigan received 2,400 and 1,853 fully vested stock units, respectively, for service rendered during fiscal 2024. Stock units are contractual rights to receive shares of Class A common stock in the future, but are not actual shares of Class A common stock. However, the retainers that each of these Non- Employee Directors elected to receive in units or shares are reported as though they had been paid in cash and not converted to units or shares.

We have a Directors’ Compensation Policy that applies to the Non-Employee Directors. Under our Directors’ Compensation Policy, each Non-Employee Director is entitled to receive an annual retainer of $65,000, payable in four equal quarterly installments. Any Non-Employee Director serving as the Chairperson of the Board is entitled to receive an additional $40,000 annual retainer, payable in four equal quarterly installments. Any Non-Employee Director serving as chair of our Compensation Committee, Audit Committee or Nominating and Governance Committee is entitled to receive an additional annual retainer of $15,000, $20,000 and $10,000, respectively. The annual retainer and any additional retainers are each pro-rated for partial years of service. The Non-Employee Directors have the right

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Director Compensation

to elect to receive their annual retainers and any additional annual retainers in the form of stock units or shares of Class A common stock in lieu of cash, which shares or units would be issued as of the last day of the quarter in which the retainers relate and the shares or units would be valued as of the award date. Each Non-Employee Director serving as a non-chair member of the Compensation Committee or Audit Committee is entitled to receive a $5,000 annual retainer, while any non-chair members of the Nominating and Governance Committee is entitled to receive a $2,000 annual retainer.
On the date of each annual meeting, each Non-Employee Director then in office will be entitled to receive a fully vested annual equity award consisting of either stock units or shares of Class A common stock. The annual equity award will be valued at $110,000, and will be converted into shares or units based on the price of a share of Class A common stock on the grant date. Any Non-Employee Director who joins the Board after the date of an annual meeting will be entitled to a pro-rata annual equity award upon joining the Board.
For any Non-Employee Director who elects to receive stock units, the stock units will not be payable in shares of Class A common stock until the first to occur of (1) a change in control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the Non-Employee Director’s separation from service from the Board, and (3) an in-service distribution date elected by the Non-Employee Director. For any payment event, Non-Employee Directors may elect to receive payment of their stock units in a lump-sum or in installments over a period of 5 years or 10 years. All stock units are entitled to receive dividend equivalent payments, which are reinvested into additional stock units.
Each of our Non-Employee Directors is provided the opportunity to use one of our performance sport boats during his or her term of service as a director. We believe permitting our Non-Employee Directors to use one of our boats encourages the directors to familiarize themselves with our products and to better understand the consumer experience. Directors are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, gas and other fees, costs and charges (other than registration or use fees and taxes) related to their operation of the boat. At the end of each director’s term of service, the director has the option of either returning the boat to us or purchasing the boat at a purchase price equal to 75% of the dealer invoice price.
Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings.

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Director Compensation

Malibu Boats, Inc.	39	2024 Proxy Statement

COMPENSATION DISCUSSION
AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis contains information regarding the Company’s fiscal 2024 compensation programs, policies and objectives and the compensation awarded to, earned by or paid to our Named Executive Officers during fiscal 2024. Our Named Executive Officers for fiscal 2024 are:

Name	Position

Jack D. Springer	Former Chief Executive Officer
Ritchie L. Anderson	President and Former Member of the Office of Chief Executive Officer
Bruce W. Beckman	Chief Financial Officer
David S. Black	Former Interim Chief Financial Officer and Corporate Controller
Michael K. Hooks	Former Executive Chair of the Board and Former Member of the Office of Chief Executive Officer
Fiscal 2024 was a challenging, but transitional year for the Company. During fiscal year 2024, we faced softening retail demand, leading to elevated channel inventories. As we closed out the fiscal year, we made significant progress in getting dealer inventories in-line with historical levels. As expected, this impacted the financial results for the fiscal year, as we decreased production and increased promotional support to our dealers. Our financial results for fiscal year 2024 compared to fiscal year 2023 are provided below.
•Net sales decreased 40.3% to $829.0 million
•Unit volume decreased 45.4% to 5,385 units
•Gross profit decreased 58.1% to $147.1 million
•General and administrative expenses decreased to $76.3 million
•Net income decreased 152.3% to a net loss of $56.4 million
•Adjusted EBITDA decreased 71.0% to $82.2 million
•Net income available to Class A Common Stock per share (diluted) decreased 154.2% to net loss of $2.74 per share
•Adjusted fully distributed net income per share decreased 79.1% to $1.92 on a fully distributed weighted average share count of 21.1 million shares of Class A Common Stock
Total shareholder return (“TSR”) measures the return that we have provided our stockholders. Our stock price has decreased 33% since the end of fiscal year 2019. In fiscal year 2024, our stock price decreased 40%.
During fiscal 2024, Jack Springer (who served as our Chief Executive Officer for the last 15 years) departed the Company. Michael Hooks, our longtime member of the Board, transitioned to the temporary role as Executive Chair of the Board and served as a member of the Office of the Chief Executive Officer together with Ritchie Anderson, our current President and a longtime executive officer of the Company. Following the end of fiscal 2024, we appointed Steven D. Menneto as the Company’s Chief Executive Officer, effective August 5, 2024. We are excited about Steve’s appointment and believe that he brings a well-rounded background with experience across functional areas and especially sales and managing distribution. We believe Steve has a demonstrated history of leading organizations through periods of growth and is the right person to build on our strong foundation and drive further value creation for stockholders. In connection with Mr. Menneto’s appointment, the Office of the Chief Executive Officer was terminated, and Mr. Hooks returned to serving as a Non-Employee Director and Chair of the Board. Mr. Anderson remains our President and continues to be a critical member of our executive team.

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Compensation Discussion and Analysis
As noted above, fiscal 2024 presented a challenging operating environment as we faced softening retail demand leading to elevated channel inventories. However, we were able to maintain strong cash flow generation, which allowed us to further strengthen the health of our balance sheet and return capital to our shareholders. Some of our business highlights are provided below.
•We introduced nine new models across our brands in fiscal 2024. We also continued our introduction of new features and options, which consumers are increasingly buying.
•We introduced four new models for Malibu and Axis in fiscal 2024, including the 23 LSV, 23 MXZ, M242, and A245.
•Pursuit introduced two new models in fiscal year 2024, including the OS 405, an offshore boat which is the smaller brother to the OS445 and the DC 306.
•Cobalt introduced two new models in fiscal 2024, including the R33 Surf, our largest surf boat ever and the CS23 Surf. Both models feature Malibu's proprietary Surf Gate technology.
•Maverick Boat Group introduced the new Pathfinder 2200 TRS, the smaller version of the Pathfinder 2400 TRS.
•We completed the expansion of the Roane County facility. In addition to producing Cobalt's small boats, we have integrated our Malibu Electronics wiring harness operation into the facility.
Because of our challenging fiscal 2024 performance, the value of our Named Executive Officers’ vested and unvested equity holdings was significantly reduced during 2024, and the Named Executive Officers’ 2024 performance-based bonus payments were significantly reduced.
SUMMARY OF FISCAL 2024 COMPENSATION DECISIONS
Our Compensation Committee’s primary executive compensation objective in fiscal 2024 was to structure a balanced mix of compensation elements that would incentivize our Named Executive Officers to create long-term stockholder value, while at the same time addressing the Company's leadership changes and ensuring the attraction and retention of critical executive talent at an inflection point for the Company's leadership. The Compensation Committee believes that the Named Executive Officers should be rewarded for successfully creating long-term stockholder value, and should be required to forfeit compensation opportunities if they are not able to grow long-term stockholder value, and also believes that attracting and retaining the best executive talent is in the long-term interest of our stockholders.
The Board and Compensation Committee believe that our currently employed executive officers—and in particular Messrs. Menneto, Anderson and Beckman—are critical to driving our performance and delivering long-term stockholder value, and that it is important to structure our executive compensation so that it properly motivates the executive officers to drive long-term value creation.
Primary objective of fiscal 2024 compensation decisions: Incentivize Named Executive Officers to create long-term stockholder value while also focusing on attracting and retaining a top tier executive team
During our 2020 fiscal year, we made several important design changes to our executive compensation program to enhance the performance-based nature of the program. Our redesigned executive compensation program was introduced for our 2020 fiscal year and has continued in substantially the same form since fiscal year 2020. Stockholders first had the chance to express their views on our redesigned executive compensation program at our calendar 2020 annual meeting, and at that meeting and each annual meeting since 2020, over 98% of the votes cast on our say-on-pay proposal were in support of our say-on-pay proposal. The Compensation Committee believes that stockholders broadly support our redesigned executive compensation program, which includes the following key design features:
•Continued 60% Weighting for Performance-Based Equity Awards in November 2023. In November 2023, the Compensation Committee granted Mr. Springer and Mr. Anderson a long-term equity award that, based on the number of shares granted, consisted of 60% performance-based restricted shares and 40% time-based restricted shares. Mr. Black and Mr. Hooks were granted time-based equity awards because of their interim roles, while Mr. Beckman joined the Company after the Company granted its equity awards for fiscal 2024, and was granted time based-awards in connection with his commencement of employment. We expect to continue our same performance-based equity award program implemented in fiscal 2020 for fiscal 2025.

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Compensation Discussion and Analysis

•Continued 3-Year Relative TSR Awards. 50% of the target number of performance-based restricted shares granted to each of Mr. Springer and Mr. Anderson in November 2023 consisted of relative TSR awards with vesting tied to our three-year actual total stockholder return as measured against the total stockholder return of the Russell 2000 Index over the same three-year period.
•Continued 3-Year Performance Period for Performance-Based Awards. All of our performance-based equity awards granted to our Named Executive Officers in November 2023 have full three-year performance periods.
•Continued Using Net Income and Adjusted EBITDA Goals for Annual Incentive Plan. 50% of each of Mr. Springer's and Mr. Anderson's fiscal 2024 bonus opportunity is payable based on the achievement of net income GAAP performance targets and the remaining 50% of each such executive’s bonus opportunity is payable based on the achievement of Adjusted EBITDA performance targets.
Because of our challenging performance in fiscal 2024, the Compensation Committee has determined that all of the outstanding performance-based awards scheduled to vest based on our fiscal 2024 performance will be forfeited because the applicable performance-based vesting targets were not achieved. Similarly, none of Mr. Springer, Mr. Anderson or Mr. Beckman earned any performance-based annual bonus for fiscal 2024.
During fiscal 2024, the Board adopted a new clawback policy that permits us to clawback or recover cash and equity incentive compensation in the event of a material restatement of our financial statements or if a covered executive commits fraud during the course of employment that causes financial or reputational harm to us. This clawback policy retains the flexibility to clawback performance-based cash and equity compensation in the event a covered executive commits fraud, even though this clawback right is broader than required by the new SEC and Nasdaq rules. All of the currently employed Named Executive Officers are subject to the clawback policy.
The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the Named Executive Officers during fiscal 2024.

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Compensation Discussion and Analysis
COMPENSATION PROGRAM OBJECTIVES
Our compensation program for executives is intended to:
•incentivize our executive officers to create long-term stockholder value;
•align the interests of our executive officers with the interests of our stockholders;
•attract and retain quality executive officers;
•motivate and reward high performance levels; and
•inspire teamwork and collaboration among the executives.
We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of three material elements: base salaries, annual cash incentive compensation opportunities (bonus), and long-term equity incentive awards.
Each of these compensation elements is described in more detail below.
ROLE OF THE COMPENSATION COMMITTEE
Pursuant to its charter, the Compensation Committee establishes and regularly reviews our executive compensation philosophy and programs, exercises authority with respect to the determination and payment of compensation to each of the Named Executive Officers, and is responsible for administering our equity compensation plan, including approving grants of awards under the plan. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers.
As described above, the Compensation Committee is also responsible for overseeing Malibu Boats’ incentive and other compensation programs to confirm that they do not encourage unnecessary risk taking. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking.
The elements of our executive compensation program were each approved by the Compensation Committee. None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.
ROLE OF THE COMPENSATION CONSULTANT
Since 2018, the Compensation Committee has engaged Exequity as its independent compensation consultant. Exequity helped the Compensation Committee construct the Company’s peer group of companies that is described below. In August 2023, Exequity performed an independent review of our executive compensation program to provide a competitive reference on pay levels for certain of our Named Executive Officers. As part of its review, Exequity analyzed the salaries, target bonus opportunities, target total cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by the defined peer group of companies described below to their similarly situated executives. Exequity was also engaged by the Compensation Committee to advise on the terms of the executive compensation arrangements offered to Mr. Menneto, Mr. Beckman and Mr. Hooks (in his interim role as Executive Chair).
The Compensation Committee reviewed the report prepared by Exequity in August 2023 and used this report as a reference point when determining the amount of each Named Executive Officer’s base salary, target annual bonus opportunity and long-term incentive award for fiscal 2024, together with the terms of the employment agreements entered into with Mr. Menneto and Mr. Beckman and the terms of Mr. Hooks' interim Executive Chair compensation arrangements.
The Compensation Committee is directly responsible for the appointment, compensation and oversight of Exequity’s work and pursuant to SEC rules does not believe Exequity’s work has raised any conflict of interest. Exequity reports only to the Compensation Committee, and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

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Compensation Discussion and Analysis

PEER COMPANIES
With assistance from Exequity, we have used the following objective peer group selection methodology to determine our peer group companies:
•We initially screened U.S. publicly traded companies with a Global Industry Classification Standard (GICS) sector classification of leisure products;
•Due to the limited number of GICS leisure products companies, we expanded the GICS screen to include adjacent industry sectors such as apparel, accessories and luxury goods, auto parts and equipment, automobile manufacturers, construction machinery and heavy trucks, consumer electronics, homebuilding, home furnishings, housewares and specialties, industrial machinery, automotive retail and specialty stores;
•We applied an objective financial screen at the time of analysis focusing on GICS-screened companies with total trailing 12-month revenues ranging from approximately 0.5x to 3.0x times ours, and also applied a secondary objective financial screen focusing on GICS-screened companies with a relatively similar market capitalization, enterprise value, trailing 12-month EBITDA, and/or total number of employees as us;
•We then also considered the peer group companies used by certain proxy advisory firms and companies with similar business profiles (such as cyclicality) based on input from our Compensation Committee and the Board.
The Compensation Committee, with the assistance of Exequity, performed a review of our peer group in June 2022 and selected the following companies as our peer group companies for fiscal 2023 compensation decisions:

Peer Group Companies

Acushnet Holdings Corp.	Callaway Golf Company	Dorman Products, Inc.
Fox Factory Holding Corp.	Helios Technologies	Johnson Outdoors Inc.
Lifetime Brands, Inc.	Marine Products Corporation	Marine Max, Inc.
MasterCraft Boat Holdings, Inc.	OneWater Marine Inc.	Smith & Wesson Brands
Shyft Group Inc. (formerly Spartan Motors, Inc.)	Sturm, Ruger & Company, Inc.	Universal Electronics Inc.
Vista Outdoor Inc.	Winnebago Industries, Inc.	YETI Holdings, Inc.
The Compensation Committee, with the assistance of Exequity, conducted a review of our peer group in August 2023 to see if any new peer companies should be added or if any existing peer companies should be removed. Based on Exequity’s review, the Compensation Committee determined not to make any changes to our existing peer group. Therefore, we continued to use this peer group to inform fiscal 2024 compensation decisions. As of August 2023, our market capitalization, total revenues and trailing 12-month EBITDA were at the 55th percentile, 50th percentile, and 69th percentile, respectively, relative to our group of peer companies. The Compensation Committee believes that our current peer group provides a reasonable reference point for compensation decisions for our Named Executive Officers.
The Compensation Committee believes it is important to understand and reference what similarly-situated companies are paying their executives, and it intends to use this information as one of the data points it considers when making compensation decisions for the Named Executive Officers using its business judgment. While the Compensation Committee does not utilize a formal benchmarking strategy, we believe the targeted total cash compensation (which is base salary plus target bonus) for the Named Executive Officers approximates (or is slightly above) the 50th percentile range of the targeted total cash compensation provided by our current group of peer companies to similarly situated executives. We believe long term incentive opportunities for our Named Executive Officers were generally above this 50th percentile range but below the 75th percentile range, which is consistent with the Compensation Committee’s objective of using equity awards to incentivize Named Executive Officers to create long-term stockholder value.
THE ROLE OF STOCKHOLDER SAY-ON-PAY VOTES

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Compensation Discussion and Analysis
We currently provide stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a say-on-pay proposal. At last year’s annual meeting, over 98% of the votes cast on our say-on-pay proposal were in support of our say-on-pay proposal. Last year’s results were consistent with our say-on-pay proposal each year since our 2020 fiscal year, where stockholders first had the chance to express their views on our redesigned executive compensation program and over 98% of the votes cast on our say-on-pay proposals have been supportive. The Compensation Committee believes that stockholders broadly support our redesigned executive compensation program.
At the Annual Meeting, stockholders will have the chance to cast their vote on our say-on-pay proposal for our 2024 fiscal year. The Compensation Committee will continue to consider the outcome of stockholders’ votes on our say-on- pay proposals when making future compensation decisions for the Named Executive Officers.
MATERIAL ELEMENTS OF COMPENSATION
Base Salaries
We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation. In the fall of 2023, the Compensation Committee reviewed the base salary level for each Named Executive Officer who was then currently employed. After considering individual performance and market competitiveness, the Compensation Committee approved base salary increases of $45,000, $25,000 and $44,000 each for Messrs. Springer, Anderson and Black, respectively, resulting in an approximately 5.1% increase for Mr. Springer, 5.3% increase for Mr. Anderson and 18% increase for Mr. Black. Prior to becoming an executive officer, Mr. Black’s base salary for fiscal 2023 was set at $236,000, and Mr. Black’s base salary was not increased by the Compensation Committee when he became our interim Chief Financial Officer. Base salary information for the Named Executive Officers is presented in the table below.

Named Executive Officer	FY 2023 Base Salary ($)	FY 2024 Increase ($)	Approved Base Salary ($)

Jack D. Springer	875,000	45,000	920,000
Ritchie L. Anderson	475,000	25,000	500,000
David S. Black	236,000	44,000	280,000
In connection with Mr. Springer’s departure, Mr. Anderson was promoted to President of the Company and his base salary was increased to $650,000. Mr. Beckman was hired as our Chief Financial Officer in November of 2023 and his initial base salary was established at $420,000. Mr. Hooks, in his role as interim Executive Chair of the Board, was paid a monthly fee of $50,000 for so long as he served as Executive Chair. Upon Mr. Hooks’ conclusion of service as Executive Chair, he again became compensated as a Non-Employee Director pursuant to the terms of our Director Compensation Policy described above.
Annual Incentive Compensation Opportunity
Annual Incentive Plan. In October 2023, the Compensation Committee approved our annual incentive plan for fiscal 2024. The fiscal 2024 annual cash incentive bonus for each Named Executive Officer other than Mr. Black and Mr. Hooks was payable based on our achievement of equally weighted annual net income and Adjusted EBITDA targets for fiscal 2024 established by our Compensation Committee. The Compensation Committee continued to include a net income performance metric during fiscal 2024 in order to reduce the weighting of the Adjusted EBITDA performance metric and to have 50% of each executive’s performance-based bonus opportunity payable based on the achievement of the GAAP performance measure. For Mr. Black, because of his interim role, his annual incentive opportunity for fiscal 2024 was based on our achievement of the same annual net income and Adjusted EBITDA targets as for the other Named Executive Officers, as well as individual performance objectives established for his position.

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Compensation Discussion and Analysis

Upon Mr. Hooks’ appointment as our Executive Chair, he became eligible to earn a discretionary bonus of $10,000 per month of service in the role of Executive Chair to provide Mr. Hooks a performance-based incentive opportunity in addition to his fixed monthly fee. The Company also awarded Mr. Beckman a one-time bonus of $225,000 upon his commencement of employment to partially reimburse him for foregone compensation, while Mr. Black was eligible to earn a $50,000 bonus upon his successful completion of his term as interim Chief Financial Officer. The Compensation Committee views all of these bonus opportunities as one-time bonuses payable outside of the Company’s normal executive compensation program as a result of the management transitions that occurred during fiscal 2024.
Annual net income for purposes of the incentive plan was defined as our net income as publicly reported in our press release announcing our financial results for fiscal 2024, but adjusted to exclude the results of any businesses acquired during fiscal 2024. Our fiscal 2024 net income target was set at $138.9 million dollars, and reflected the anticipated softening retail demand for fiscal 2024. The Compensation Committee believed that achievement of this target would require the Named Executive Officers to successfully execute on our fiscal 2024 business plan in order to earn an annual bonus for fiscal 2024.
Adjusted EBITDA for purposes of the incentive plan was defined as our Adjusted EBITDA as publicly reported in our press release announcing our financial results for fiscal 2024, but adjusted to exclude the results of any businesses acquired during fiscal 2024. The fiscal 2024 Adjusted EBITDA target for the Company was set at $225.5 million. As with the net income target, the Compensation Committee believed that achievement of this target would require the Named Executive Officers to successfully execute on our fiscal 2024 business plan and reflected the anticipated softening retail demand for fiscal 2024.
The threshold and maximum annual net income and Adjusted EBITDA amounts were each set as a percentage of the applicable target amount described above. The threshold performance level for each metric was set at an amount equal to 90% of the applicable target amount, while the maximum performance level for each metric was set at an amount equal to 130% of the applicable target amount. Although the annual net income and Adjusted EBITDA metrics are equally weighted independent performance metrics, in order for any bonus to become payable, our plan design required that both annual net income and Adjusted EBITDA performance must be achieved at a minimum of the threshold performance level. Our annual bonus plan payout scale and the associated incentive payments as a percentage of each Named Executive Officer’s target bonus amount were as follows:

Net Income/Adjusted EBITDA Performance Level	Net Income/Adjusted EBITDA Amount as a % of Target	% of Target Bonus Becoming Payable

Below Threshold	<90%	0%
Threshold	90%	35%
Target	100% (Net income of $138.9 million and Adjusted EBITDA of $225.5 million)	100%
Above Target	110%	134%
Above Target	120%	167%
Maximum	130%	200%
Above Maximum	>130%	200%
The bonus payment for performance between any of the performance levels specified above is interpolated on a straight-line basis.
In addition, under our plan design, the Compensation Committee also retained the discretion to reduce each Named Executive Officer’s incentive bonus amount based on any reason determined to be appropriate by the Compensation Committee.
For our 2024 fiscal year, we achieved annual net income (loss) of ($56.4) million and Adjusted EBITDA of $82.2 million as publicly reported in our financial results. Because both our achieved annual net income and Adjusted EBITDA performance results were below the threshold performance level, none of the Named Executive Officers received any

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Compensation Discussion and Analysis
incentive bonus payment based on our net income and Adjusted EBITDA performance for fiscal 2024. The Compensation Committee determined not to make any adjustments to our previously approved performance targets, and determined that it was appropriate not to make any incentive bonus payments to the Named Executive Officers for our 2024 performance.
As described above, because of Mr. Black’s interim role, a portion of his fiscal 2024 bonus opportunity was tied to individual performance, and he was awarded a partial bonus equal to $22,400 based on his individual performance during fiscal 2024.
Total Fiscal 2024 Cash Bonus Payments. For each Named Executive Officer, the fiscal 2024 target incentive bonus amount and total fiscal 2024 cash bonus payment are listed below.

Named Executive Officer	FY 2024 Target Bonus ($)	FY 2024 Annual Incentive Payment ($)

Jack D. Springer	1,012,000	—
Ritchie L. Anderson	585,000	—
David S. Black	112,000	22,400
Bruce W. Beckman	315,000	—
Please see Appendix A for the definition of Adjusted EBITDA which is a non-GAAP financial measure and a reconciliation of Adjusted EBITDA to net income as reported under GAAP. The table does not include the $10,000 monthly performance-based bonus paid to Mr. Hooks for his service as our Executive Chair, the one-time bonus paid to Mr. Beckman in connection with commencement of employment or the $50,000 special bonus paid to Mr. Black for his services in the interim Chief Financial Officer role.
Long-Term Incentives
Structure of Fiscal 2024 Equity Awards. The long-term equity incentive awards granted to Mr. Anderson and Mr. Springer as part of our annual equity award grant process consisted of a combination of time-based restricted shares and performance-based restricted shares. The number of shares subject to the long-term equity award for each of Mr. Anderson and Mr. Springer consisted of 60% performance-based restricted shares and 40% time-based restricted shares.
The table below summarizes the fiscal 2024 equity award grants for each of Mr. Anderson and Mr. Springer:

Name	Relative TSR Performance Awards	Adjusted EBITDA Performance Awards	Time-Based Shares or Units

Jack D. Springer	$856,254	$—	$1,038,786
	17,364 target shares	17,363 target shares	23,151 shares
Ritchie L. Anderson	$428,105	$—	$4,519,377
	8,682 target shares	8,681 target shares	104,275 shares
Mr. Anderson’s time-based awards shown above include a one-time retention award that was made to Mr. Anderson in February 2024 following Mr. Springer’s departure. Mr. Anderson’s February 2024 award was made to recognize his promotion to the Office of the Chief Executive Officer together with Mr. Hooks, and to provide him with a meaningful equity incentive to continue working to grow our business. In addition to the shares included in the table above as part of our annual equity award grant process, Mr. Hooks, Mr. Beckman and Mr. Black were also awarded time-based restricted stock or units because of either the interim nature of their roles or, in the case of Mr. Beckman, as an incentive to attract him to the Company.

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Compensation Discussion and Analysis

Time-Based Shares. Time-based restricted shares or units are included as part of each Named Executive Officer’s long- term equity award to provide an equity incentive linked to the value realized by our stockholders that becomes earned based on the executive’s continued employment with us. Each of Mr. Springer's and Mr. Anderson's time- based shares granted in fiscal 2024 become vested in over a period of four years. Mr. Hooks' Executive Chair award was fully vested at grant, while Mr. Black's awards vest over a period of three years or four years and Mr, Beckman's awards vest over a period of either two years or four years.
Performance-Based Shares. The performance-based shares granted to Mr. Anderson and Mr. Springer consisted of an approximately equal number of relative TSR awards and Adjusted EBITDA awards.
Relative TSR Awards. The relative TSR awards have a three-year performance period and are eligible to become vested based on our three-year actual total stockholder return as measured against the total stockholder return of the Russell 2000 Index over the same three-year period. The relative TSR performance requirements and the vesting schedule for the relative TSR awards can be illustrated by the following table.

Performance Level	TSR Achieved Relative to the TSR of the Russell 2000 Index	% of Relative TSR Awards Vesting

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Above Target	120%	150%
Maximum	140%	200%
Above Maximum	>140%	200%
The relative TSR award vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis.
Adjusted EBITDA Awards. The fiscal 2024 Adjusted EBITDA awards will be eligible to become vested following the end of a three-year performance period based on our Adjusted EBITDA performance through the end of the performance period. Consistent with prior years, in order to achieve the Adjusted EBITDA target for fiscal 2026, we will be required to grow our Adjusted EBITDA over the three-year performance period at a compounded annual growth rate equal to at least 10%.
In order to reinforce the importance of achieving a 10% compounded annual Adjusted EBITDA growth rate, no Adjusted EBITDA awards are eligible to vest if our actual Adjusted EBITDA performance is below our target performance level. However, the Adjusted EBITDA awards are eligible to vest up to a maximum 150% payout level if we are able to grow our annual Adjusted EBITDA at a rate of or in excess of 15%. The Adjusted EBITDA performance requirements and the vesting schedule for the Adjusted EBITDA awards can be illustrated by the following table.

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Compensation Discussion and Analysis

Performance Level	Compounded Annual Adjusted EBITDA Growth Rate Achieved	% of Adjusted EBITDA Awards Vesting

Below Threshold	<10%	0%
Target	10%	100%
Above Target	11%	110%
Above Target	12%	120%
Above Target	13%	130%
Above Target	14%	140%
Maximum	≥15%	150%
The Adjusted EBITDA award vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis.
Adjusted EBITDA has substantially the same meaning as under the annual incentive plan described above. The annual incentive plan also uses an Adjusted EBITDA-based performance metric, however the 10% compounded annual growth rate requirement over three years used to establish the Adjusted EBITDA award target for fiscal 2026 is intended to incentivize sustained long-term earnings growth. As a result, we believe that the Adjusted EBITDA awards (which comprise 50% of the performance-based shares awarded to Mr. Anderson and Mr. Springer incentivize growth and long-term performance. In contrast, the Adjusted EBITDA targets under the annual incentive plan (which represented 50% of the fiscal 2024 target bonus opportunity under our executive bonus plan) are established on an annual basis and are intended to incentivize short-term execution of our earnings objectives for the relevant fiscal year.
Payouts of Previously Granted Performance-Based Awards. The performance period applicable to certain previously granted relative TSR awards ended in November 2023 and the performance period applicable to certain previously granted Adjusted EBITDA awards ended on June 30, 2024.
Our relative TSR performance for the three-year performance period ended on November 3, 2023 against the Russell 2000 Index resulted in a long-term incentive plan payout for the relative TSR awards equal to 57.2% of each executive’s target number of relative TSR awards as a result of our performance against the Russell 2000 Index. This below-target TSR award payout, coupled with what is expected to be a 0% payout for the TSR awards scheduled to vest in November 2024, has resulted in significant forfeitures by our executives and we believe is evidence of the performance-based nature of our executive incentive compensation plan design at work.
The Adjusted EBITDA awards granted in November 2021 were eligible to become earned at 100% of the target number of Adjusted EBITDA shares awarded if we achieved an Adjusted EBITDA target of $253.0 million, and were eligible to become earned at 150% of the target number of shares awarded if we achieved or exceeded $289.1 million of Adjusted EBITDA. Our fiscal 2024 Adjusted EBITDA performance resulted in all of the Adjusted EBITDA awards being forfeited, which we again believe is evidence of our performance-based executive compensation program.
Severance and Change in Control Benefits
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of Mr. Anderson and Mr. Beckman pursuant to the terms of his employment agreement, Mr; Hooks and Mr. Black were not entitled to any cash-based severance protections while they served as Named Executive Officers, and neither executive received any severance benefits when their interim roles concluded. Mr Springer was party to an employment agreement prior to his departure and received termination benefits pursuant to the Transition, Release and Consulting Agreement we entered into with him in connection with his departure.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of Mr. Anderson and Mr. Beckman would be entitled to severance benefits in the event of a termination of employment by us without “cause” or by the executive for “good reason”. Severance benefits for Mr. Anderson and Mr. Beckman include 12 months of continued base salary payments.

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Compensation Discussion and Analysis

Cash severance benefits for Mr. Anderson and Mr. Beckman are not enhanced in connection with a change in control of the Company, and Mr. Anderson and Mr. Beckman would only receive 12 months of continued base salary payments if their employment is terminated involuntarily in connection with a change in control.
However, under the terms of our shareholder approved Long Term Incentive Plan, (and the terms of our new 2024 Performance Incentive Plan), all outstanding equity awards will fully vest if the awards are not assumed or substituted by a surviving entity in connection with a change in control or, if assumed or substituted, an executive’s employment is terminated without “cause” or for “good reason” within 18 months following such change in control. For the TSR awards and Adjusted EBITDA awards granted in fiscal 2022, 2023 and 2024, actual performance will be measured through the date of the change in control, and the change in control provisions in the Long Term Incentive Plan will apply to any TSR award or Adjusted EBITDA award shares actually becoming earned based on performance.
No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code.
Other Compensation and Benefits
We maintain a 401(k) savings plan and various health and welfare benefit plans for our employees. Our currently employed Named Executive Officers are generally eligible to participate in each of these plans on the same terms as our other employees. The currently employed Named Executive Officers are also entitled to limited perquisites such as use of the Company’s boats.
Clawback Policy
During fiscal 2024, the Board adopted a new clawback policy that permits us to clawback or recover cash and equity incentive compensation in the event of a material restatement of our financial statements or if a covered executive commits fraud during the course of employment that causes financial or reputational harm to us. This clawback policy retains the flexibility to clawback performance-based cash and equity compensation in the event a covered executive commits fraud, even though this clawback right is broader than required by the new SEC and Nasdaq rules. All of the currently employed Named Executive Officers are subject to the clawback policy.
LOOKING FORWARD
On July 18, 2024, the Board appointed Mr. Steven D. Menneto as the Company’s Chief Executive Officer, effective August 5, 2024. We are excited about Mr. Menneto’s appointment and look forward to him leading the next chapter for our Company. We hope to improve on our fiscal 2024 results under Mr. Menneto’s leadership.
In connection with Mr. Menneto’s appointment, we entered into an employment agreement with him. Pursuant to his employment agreement, Mr. Menneto is entitled to receive a base salary of $920,000. For fiscal year 2025, Mr. Menneto will receive a cash bonus of 55% of his annual base salary, or $506,000, for fiscal year 2025, subject to Mr. Menneto being continuously and actively employed through the end of fiscal year 2025. Beginning in fiscal year 2026, Mr. Menneto will be eligible for a target annual cash bonus of not less than 110% of his annual base salary and a maximum annual cash bonus opportunity of not less than 200% of his target annual cash bonus, based upon the achievement of performance criteria established, in its sole discretion, by the Board or the Compensation Committee.
The employment agreement also provides for the grant of restricted stock units with respect to 58,427 shares of the Company’s common stock (the “Sign-On RSUs”). The Sign-On RSUs were granted to Mr. Menneto to provide him with an equity award that provides him with the opportunity to earn compensation he forfeited when he left Polaris, his prior employer.
14,363 of the Sign-On RSUs will vest on the first anniversary of the Effective Date and the remaining 44,064 of the Sign-On RSUs will vest in substantially equal annual installments over a three-year period, subject to Mr. Menneto’s continuous and active service with the Company. In addition, Mr. Menneto will receive an equity grant under the LTIP on the same basis as the Company’s other senior executive officers with a grant date target value equal to $800,000 in November 2024 and with a target amount for Mr. Menneto’s equity grant in November 2025 equal to $2.7 million.The Compensation Committee retains the discretion to establish the terms of Mr. Menneto’s November 2024 and 2025 equity grants under his employment agreement, and expects that at least 60% of Mr. Menetto’s awards will be performance-based consistent with the terms of our executive compensation program described above. Mr. Menneto is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat from each of the Company’s brands and reimbursement of certain relocation costs.

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Compensation Discussion and Analysis
Under the employment agreement with Mr. Menneto, in the event the Board terminates his employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), Mr. Menneto will be entitled to receive, subject to certain limitations including his execution of a release, a lump sum cash payment equal to 100% (or 200% if such termination occurs on or within 24 months after a change of control as defined in the LTIP) of the sum of (i) his highest salary during the one-year period prior to termination of employment plus (ii) his annual bonus earned with respect to the most recently completed fiscal year prior to termination or employment. In addition, in the event the Board terminates his employment without “cause” or he resigns for “good reason” or due to death or disability (as such terms are defined in the employment agreement), any unvested Sign-On RSUs will become fully vested on the date of such termination. Further, if the Board terminates Mr. Menneto’s employment without “cause” or he resigns for “good reason” within 24 months following a “change in control” (as such terms are defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time-based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will become vested and payable at target performance, in each case as of the termination date. In the event of a “qualified retirement” (as defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time-based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will vest based on actual performance at the end of each applicable performance period as if Mr. Menneto had remained actively employed by the Company through such date.
Mr. Menneto’s employment agreement also includes certain restrictive covenants, including a confidentiality clause, post-termination non-competition clause, a post-termination non-solicitation clause, and a non-disparagement clause. In addition, under the employment agreement, the Company has agreed to indemnify and make Mr. Menneto whole with respect to certain actions that may be taken by his prior employer.
POLICY WITH RESPECT TO SECTION 162(M)
Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.
Prior to our 2018 annual meeting of stockholders, we were eligible for a special Section 162(m) grandfathering rule available for certain compensation paid or awarded by newly public companies. Each Named Executive Officer’s restricted stock awards and stock option awards granted before the date of our 2018 annual meeting have been structured to take advantage of this special grandfathering rule. Our ability to rely on this grandfathering rule expired on the date of our 2018 annual meeting of stockholders.
The Compensation Committee currently notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

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Compensation Discussion and Analysis

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COMPENSATION
COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Mark W. Lanigan (Chair)
Michael J. Connolly
Joan M. Lewis
Peter E. Murphy
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Malibu Boats, Inc. (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Malibu Boats, Inc. specifically incorporates such report by reference therein.

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EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth certain information concerning compensation we paid or accrued for the last three fiscal years with respect to each of our “Named Executive Officers”—our Former Chief Executive Officer, Former Executive Chairman, President, Former Interim Chief Financial Officer and Chief Financial Officer.

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Executive Compensation

Name and Principal Position (a)	Year (b)(1)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(4)	Total ($) (j)

Jack D. Springer (5) Former Chief Executive Officer	2024	819,423	—	1,895,040	—	—	—	209,074	2,923,537
	2023	875,000	—	3,169,642	—	481,250	—	9,900	4,535,792
	2022	828,750	—	3,062,887	—	937,231	—	9,150	4,838,018
Ritchie L. Anderson (6) President and Former Member of Office of CEO	2024	544,615	—	4,947,482	—	—	—	11,805	5,503,902
	2023	475,000	—	929,005	—	267,187	—	10,045	1,681,237
	2022	437,500	—	890,926	—	347,327	—	9,407	1,685,160
David S. Black (7) Former Interim Chief Financial Officer and Corporate Controller	2024	273,269	50,000	497,001	—	22,400	—	—	842,670
	2023	236,000	—	44,987	—	83,042	—	0	364,029

Bruce W. Beckman (7) Former Chief Financial Officer and Secretary	2024	242,308	225,000	599,958	—	—	—	75,000	1,142,266

Michael K. Hooks (8) Former Executive Chair and Former Member of Office of CEO	2024	217,241	43,448	229,990	—	—	—	—	490,679

(1)Reflects fiscal years ended June 30.
(2)The amounts reported for fiscal 2024 reflect the grant date fair value of restricted stock or units granted under the Long-Term Incentive Plan and accounted for in accordance with FASB ASC Topic 718. For more information, see Note 15 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
For fiscal 2024, Messrs. Springer and Anderson were each granted a restricted stock award based on our performance in fiscal 2023. The restricted stock award for these executives consisted of time-based restricted shares, relative TSR awards and Adjusted EBITDA awards. As part of the Company’s CEO transition plan, Mr. Anderson was also granted time-based restricted stock units with a grant date fair value of $3,999,962 and Mr. Hooks was granted a fully vested restricted stock award with a grant date fair value of $229,990. Mr. Black and Mr. Beckman were granted time-based restricted stock units as retention or recruitment incentives, respectively. The Adjusted EBITDA awards are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which resulted in a grant date fair value for the Adjusted

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Executive Compensation

EBITDA awards for Mr. Springer and Mr. Anderson of $0. If we achieve the highest level of performance under the Adjusted EBITDA awards, the grant date fair value for the Adjusted EBITDA awards are as follows: Mr. Springer $1,168,594 and Mr. Anderson $584,252.
(3)As described in the Compensation Discussion & Analysis section above, amounts reported equal each Named Executive Officer’s annual cash bonus payment for fiscal 2023 and 2022 under our annual incentive plan. For fiscal 2024 there were no annual cash incentive bonus payments made other than to Mr. Black, who received a pro-rata bonus payment for fiscal 2024.
(4)Amounts reported for Messrs. Springer, Anderson, Black, Beckman and Hooks include $10,350, $11,805 $0, $0 and $0, respectively, for the Company's contribution to the defined contribution plan. Amounts reported for Mr. Springer also include $88,523 for severance payments and $110,201 for payment of his unused accrued vacation. The amount reported for Mr. Beckman is comprised of relocation benefits.
(5)Mr. Springer and the Company mutually agreed that his employment as Chief Executive Officer of the Company, would terminate effective May 17, 2024, pursuant to a transition, release and consulting agreement entered into with the Company. Mr. Springer serves as a consultant of the Company pursuant to such agreement.
(6)Mr. Anderson was appointed to serve as President of the Company, effective February 20, 2024, and additionally served in the Company’s Office of Chief Executive Officer with Mr. Hooks from May 17, 2024 through August 5, 2024.
(7)Effective November 27, 2023, Mr. Beckman took over as Chief Financial Officer for Mr. Black who was previously appointed as Interim Chief Financial Officer.
(8)Mr. Hooks was appointed to serve as Executive Chair of the Company, effective February 20, 2024, and additionally served in the Company’s Office of Chief Executive Officer with Mr. Anderson from May 17, 2024 through August 5, 2024. Effective August 5, 2024, Mr. Hooks transitioned to his previous role as a non-executive Chair of the Board.
EMPLOYMENT AGREEMENTS
Mr. Springer
In connection with his termination of employment, Mr. Springer entered into a transition, release and consulting agreement with the Company. For information relating to the benefits Mr. Springer received in connection with such agreement, see “—Potential Payments upon Termination or Change in Control.”
Mr. Anderson
Pursuant to his employment agreement with the Company, Mr. Anderson is entitled to receive a fixed minimum annual base salary and is eligible for a minimum cash incentive bonus of up to 90% of his annual base salary based upon meeting performance criteria established by the Compensation Committee in its sole discretion. Effective as of February 20, 2024, Mr. Anderson’s annual base salary was increased to $650,000. Mr. Anderson is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat. For information relating to potential payments upon termination of Mr. Anderson’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Anderson’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Mr. Black
Mr. Black does not have an employment agreement with the Company. In connection with Mr. Black’s appointment as Interim Chief Financial Officer, the Compensation Committee of the Board approved a special incentive bonus equal to $50,000, which Mr. Black was paid upon the successful completion of his duties as Interim Chief Financial Officer.
Mr. Beckman
Pursuant to his employment agreement with the Company, Mr. Beckman is entitled to receive a fixed minimum annual base salary of $420,000 and is eligible for a minimum cash incentive bonus of up to 75% of his annual base salary based upon meeting performance criteria established by the Compensation Committee in its sole discretion. Mr. Beckman is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat. For information relating to potential payments upon termination of Mr. Beckman’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Beckman’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Mr. Hooks
Mr. Hooks did not have an employment agreement with the Company. During his tenure as Executive Chair, Mr. Hooks received a monthly fee of $50,000, and was eligible for a discretionary bonus of $10,000 for each month he served in

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such position. In addition, in connection with Mr. Hooks’ appointment as Executive Chair, he was awarded a grant of fully vested restricted shares with a grant date fair value of $230,000.

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GRANTS OF PLAN-BASED AWARDS
The following table sets forth all plan-based awards granted to our Named Executive Officers during the fiscal year ended June 30, 2024. All of these awards were granted under the Long Term Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jack D. Springer
2024 Annual Incentive Bonus	—	354,200	1,012,000	2,024,000	—	—	—	—	—
Restricted Stock Award - Time-Based	11/6/2023	—	—	—	—	—	—	23,151	1,038,786
Restricted Stock Award - Relative TSR	11/6/2023	—	—	—	8,682	17,364	34,728	—	856,254
Restricted Stock Award - Adjusted EBITDA	11/6/2023	—	—	—	—	17,363	26,044	—	—
Michael K. Hooks
Restricted Stock Award - Fully Vested	2/20/2024	—	—	—	—	—	—	5,330	229,990
Ritchie L. Anderson
2024 Annual Incentive Bonus	—	204,750	585,000	1,170,000	—	—	—	—	—
Restricted Stock Award - Time-Based	11/6/2023	—	—	—	—	—	—	11,576	519,415
Restricted Stock Award - Relative TSR	11/6/2023	—	—	—	4,341	8,682	17,364	—	428,105
Restricted Stock Award - Adjusted EBITDA	11/6/2023	—	—	—	—	8,681	13,021	—	—
Restricted Stock Unit - Time-Based	2/20/2024	—	—	—	—	—	—	92,699	3,999,962
David S. Black
2024 Annual Incentive Bonus	—	39,200	112,000	112,000	—	—	—	—	—
Restricted Stock Unit - Time-Based	11/6/2023	—	—	—	—	—	—	2,162	97,009
Restricted Stock Unit - Time-Based	5/6/2024	—	—	—	—	—	—	11,682	399,992
Bruce W. Beckman
2024 Annual Incentive Bonus	—	63,606	181,731	363,462	—	—	—	—	—
Restricted Stock Unit - Time-Based	11/27/2023	—	—	—	—	—	—	13,377	599,958
(1)The amounts reported in these columns represent the range of possible annual cash incentive payouts to our Named Executive Officers under the Long Term Incentive Plan based on performance during fiscal 2024.
(2)The amounts reported in this column reflect the grant date fair value of restricted stock and unit awards granted under the Long Term Incentive Plan and accounted for in accordance with FASB ASC Topic 718.

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Executive Compensation
DESCRIPTION OF EQUITY AWARDS
For fiscal 2024, we granted a combination of time-based restricted stock awards, restricted stock units, relative TSR awards and Adjusted EBITDA awards to the Named Executive Officers. All of these awards were granted under, and are subject to the terms of the Long Term Incentive Plan. Certain of the terms of these awards are described above in “Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Incentives.” If stockholders approve our 2024 Performance Incentive Plan (the "2024 Plan"), we will no longer have the authority to grant new awards under the Long-Term Incentive Plan.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below sets forth certain information concerning outstanding restricted stock or restricted stock units held by each of our Named Executive Officers as of June 30, 2024. There were no stock options outstanding as of June 30, 2024. Mr. Hooks did not hold any unvested restricted stock or restricted stock unit awards as of June 30, 2024 and is therefore omitted from this table.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jack D. Springer	3,244	(2)	113,661	22,222	(13)	778,659
	7,407	(3)	259,524	24,976	(14)	875,159
	16,650	(4)	583,416	33,302	(15)	1,166,902
	23,151	(5)	811,211	26,044	(16)	912,582
				34,728	(17)	1,216,869
Ritchie L. Anderson	1,442	(2)	50,528	6,464	(13)	226,499
	2,155	(3)	75,511	7,321	(14)	256,528
	4,880	(4)	171,004	9,760	(15)	341,990
	11,576	(5)	405,623	13,021	(16)	456,256
	92,699	(6)	3,248,173	17,364	(17)	608,435
David S. Black	196	(2)	6,867	—		—
	154	(7)	5,396	—		—
	429	(8)	15,050	—		—
	1,801	(9)	63,095	—		—
	11,682	(10)	409,337	—		—
Bruce W. Beckman	7,246	(11)	253,900	—		—
	6,131	(12)	214,830	—		—
(1)The market value of such award was calculated based on the $35.04 closing price of a share of Class A common stock as of June 30, 2024 (which was the last trading day in our fiscal year).
(2)Represents unvested time-based stock or units that will become vested on November 6, 2024.
(3)Represents unvested time-based stock or units that will become vested in substantially equal annual installments on November 6, 2024 and November 6, 2025.
(4)Represents unvested time-based stock or units that will become vested in substantially equal annual installments on November 6, 2024, November 6, 2025 and November 6, 2026.
(5)Represents unvested time-based stock or units that will become vested in substantially equal annual installments on November 6, 2024, November 6, 2025, November 6, 2026 and November 6, 2027.

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(6)Represents unvested time-based units for which 25% vest on each of the second and third anniversaries of February 20, 2024, and 50% vest on the fourth anniversary of February 20, 2024.
(7)Represents unvested time-based units that will become vested in substantially equal semi-annual installments on November 6, 2024 and May 6, 2025.
(8)Represents unvested time-based units that will become vested in substantially equal semi-annual installments on November 6, 2024, May 6, 2025, and November 6, 2025.
(9)Represents unvested time-based units that will become vested in substantially equal semi-annual installments on November 6, 2024, May 6, 2025, November 6, 2025, May 6, 2026 and November 6, 2026.
(10)Represents unvested time-based units for which 25% vest on each of the second and third anniversaries of May 6, 2024, and 50% vest on the fourth anniversary of May 6, 2024.
(11)Represents unvested time-based units that will become vested in substantially equal annual installments on November 27,2024 and November 27, 2025.
(12)Represents unvested time-based units that will become vested in substantially equal annual installments on November 27, 2024, November 27, 2025, November 27, 2026 and November 27, 2027.
(13)Represents unvested relative TSR awards that will become vested in one annual installment based on our relative TSR performance through November 2024. Amount shown is the maximum performance level.
(14)Represents unvested performance-based stock that will become vested in one annual installment based on our adjusted EBITDA performance for fiscal year 2025. Amount shown is the maximum performance level.
(15)Represents unvested relative TSR awards that will become vested in one annual installment based on our relative TSR performance through November 2025. Amount shown is the maximum performance level.
(16)Represents unvested performance-based stock that will become vested in one annual installment based on our adjusted EBITDA performance for fiscal year 2026. Amount shown is the maximum performance level.
(17)Represents unvested relative TSR awards that will become vested in one annual installment based on our relative TSR performance through November 2026. Amount shown is the maximum performance level.
OPTION EXERCISES AND STOCK VESTED TABLE
The table below sets forth certain information regarding the amount realized upon the exercise of stock options and the vesting of stock or stock unit awards for our Named Executive Officers during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jack D. Springer	—	—	21,747	975,788
Michael K. Hooks	—	—	5,330	229,990
Ritchie L. Anderson	—	—	8,329	373,722
David S. Black	—	—	1,213	48,241
Bruce W. Beckman	—	—	—	—
(1)The amount shown for the value realized on the vesting of stock or stock unit awards equals the number of shares of our Class A common stock acquired by our Named Executive Officers upon vesting during fiscal 2024 multiplied by the closing price of our stock on the Nasdaq Stock Market on the applicable vesting date of the award (or, if the applicable vesting date falls on a date the Nasdaq Stock Market is closed, the closing price of the stock on the preceding date that the market is open).
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Senior Executive Employment Agreements
Messrs. Anderson and Beckman have employment agreements that provide for certain severance payments. Mr. Black does not have an employment or severance agreement. Mr. Hooks did not have an employment or severance agreement and did not receive any severance benefits at the conclusion of his tenure as Executive Chair. Mr. Springer

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was entitled to certain severance benefits provided in his transition, release and consulting agreement entered into with the Company as described below.
Under the employment agreements with each of Messrs. Anderson and Beckman, in the event the Board terminates the executive’s employment without “cause” or the executive resigns for “good reason,” the executive will be entitled to receive, subject to certain limitations including the executive’s execution of a release, the executive’s annual base salary through the end of the applicable severance period. The “severance period” specified in each employment agreement is a period of 12 months following the effective date of the release.
“Cause” is generally defined in the employment agreements to mean any of the following occurring during the executive’s employment:
•commission of a knowing, intentional or reckless act or omission constituting theft, forgery, fraud, material dishonesty, misappropriation, breach of fiduciary duty or duty of loyalty, or embezzlement against us;
•conviction or plea of nolo contendre to any felony or to any other crime involving moral turpitude;
•knowingly or intentionally causing our financial statements to fail to materially comply with generally accepted accounting principles;
•unlawful use or possession of any illegal drug or narcotic while on our premises or while performing the executive’s duties;
•willful refusal to comply with lawful requests made of the executive by the Board, which, if curable, is not cured within five days after the executive receives written notice from the Board of such willful refusal;
•gross negligence in the performance of the executive’s duties, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of such gross negligence;
•material violation of our policies, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of such material violation; or
•a material breach of the employment agreement or another agreement with us, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of such breach.
“Good reason” is defined in the employment agreements to mean the executive’s resignation from employment after the occurrence of any of the following:
•a material diminution in the executive’s authority, duties or responsibilities;
•a material reduction in the executive’s aggregate compensation unless such reduction is concurrently made to all of our senior management; or
•a material breach of any other material term of the executive’s employment agreement.
In each case, “good reason” will not exist unless the executive provides written notice of the condition claimed to constitute good reason within 30 days of the condition’s initial existence, the Board fails to cure the condition within 30 days following receipt of such written notice and, within ten days thereafter, the executive terminates the executive’s employment as a result of such condition.
Long Term Incentive Plan
Under the terms of the Long Term Incentive Plan, if a surviving entity does not assume or substitute outstanding awards in connection with a “change in control,” then such awards (including any awards held by the Named Executive Officers) will become fully vested immediately prior to the change in control and, in the case of stock options, will become immediately exercisable. If the surviving entity assumes outstanding awards, or substitutes awards with similar stock awards, and the employment of any employee (including all of the Named Executive Officers) is terminated without “cause” or for “good reason” within 18 months after the effective date of the change in control, equity awards held by the employee will become fully vested to the extent not previously forfeited and, with respect to stock options, fully exercisable. For the outstanding TSR awards and Adjusted EBITDA awards, actual performance will be measured through the date of the change in control, and the change in control provisions in the Long Term Incentive Plan described above will apply to any TSR award or Adjusted EBITDA award shares actually becoming earned based on performance.
A “change in control” is deemed to occur under the Long Term Incentive Plan if:

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•any person or group of persons is or becomes a beneficial owner of securities of Malibu Boats, Inc. representing more than 50% of the combined voting power of Malibu Boats, Inc.’s outstanding voting securities, excluding any person or group of persons who was, directly or indirectly a beneficial owner of more than 50% of the combined voting power of Malibu Boats, Inc.’s then outstanding voting securities at the time of our initial public offering;
•the individuals who, on the effective date of our initial public offering, constitute the Board, and any new director (other than a director who initially assumes office in connection with an actual or threatened election contest) whose election was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, cease for any reason to constitute a majority of the number of our directors;
•a merger or consolidation of Malibu Boats, Inc. is consummated where either (1) the beneficial owners of voting securities of Malibu Boats, Inc. immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity or (2) the directors immediately prior to the transaction do not immediately thereafter constitute a majority of the board of directors of the surviving entity;
•our stockholders approve a plan of liquidation or dissolution of Malibu Boats, Inc.; or
•an agreement or series of agreements is consummated for the sale of all or substantially all of our assets other than to an entity of which at least 50% of the combined voting securities are owned by our stockholders in substantially the same proportions as their ownership of Malibu Boats, Inc. immediately prior to such sale.
Estimated Severance and Change in Control Payments and Benefits
The following table provides information concerning the potential termination or change in control payments that would be made to each applicable Named Executive Officer other than Messrs. Springer and Hooks under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the applicable Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of the Company) occurred on June 30, 2024 In the following table, we use the term “involuntary termination” to refer to a termination by us without “cause” or by the executive for “good reason.”

Name	Cash Severance ($)(1)	Equity Acceleration Value ($)(2)(3)	Total ($)

Ritchie L. Anderson
Involuntary Termination	650,000	3,999,962	4,649,962
Involuntary Termination in Connection with Change in Control	650,000	5,840,547	6,490,547
David S. Black
Involuntary Termination	—	399,992	399,992
Involuntary Termination in Connection with Change in Control	—	499,745	499,745
Bruce W. Beckman
Involuntary Termination	420,000	—	420,000
Involuntary Termination in Connection with Change in Control	420,000	468,730	888,730
(1)These amounts for Messrs. Anderson and Beckman represent 12 months of base salary in connection with the executive’s termination of employment by us without “cause” or by the executive for “good reason” (whether alone or in connection with a change in control). Mr. Hooks is not included in this table because he did not become entitled to any separation or change in control benefits in connection with his transition back to being a Non-Employee Director following Mr. Menneto’s appointment as our Chief Executive Officer and was not entitled to any separation or change in control benefits on June 30, 2024.
(2)All outstanding equity awards will fully vest if such awards are not assumed or substituted by a surviving entity in connection with a change in control or, if assumed or substituted, an executive’s employment is terminated without “cause” or for “good reason” within 18 months following such change in control. For the outstanding TSR awards and Adjusted EBITDA awards,

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actual performance will be measured through the date of the change in control, and the change in control provisions described above will apply to any TSR award or Adjusted EBITDA award shares actually becoming earned based on performance. For purposes of this table, we have assumed the maximum number of Adjusted EBITDA award shares and TSR awards shares will vest, depending on performance through June 30, 2024. For Mr. Anderson and Mr. Black, the amounts reported for an involuntary termination not in connection with a change in control represent potential accelerated vesting of their retention awards granted in fiscal 2024 that are described above.
(3)The amount disclosed was determined by taking the value (calculated based on the $35.04 closing price of a share of Class A common stock as of June 30, 2024, the last trading day in our fiscal year) associated with unvested time-based and performance-based, restricted stock or unit awards. For restricted stock or unit awards, full value was presented based on the closing price.
Transition, Release and Consulting Agreement with Mr. Springer
The Company and Mr. Springer mutually agreed to enter into a Transition, Release and Consulting Agreement (the “Transition Agreement”) with the Company, effective May 17, 2024 (the “Separation Date”). Mr. Springer will serve as a consultant to the Company for a period of two years following the Separation Date, during which time Mr. Springer will remain eligible to vest in his outstanding equity awards pursuant to the terms of the Long Term Incentive Plan. Mr. Springer is not eligible for any new equity awards during the consulting term and will not be eligible to receive any bonus for the Company’s 2024 fiscal year or any future years during the consulting term but will receive continued payment of his base salary for one year as provided for in the termination provisions of his Employment Agreement with the Company. Pursuant to the Transition Agreement, Mr. Springer has agreed to continue to comply with the restrictive covenants set forth in his prior employment agreement, and that the non-competition covenant set forth therein will be in effect through the end of Mr. Springer’s consulting term, which Mr. Springer may elect to renew for an additional two-year term following the initial term.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended June 30, 2024, our Compensation Committee was comprised of Messrs. Lanigan (chair), Connolly and Murphy and Ms. Lewis. None of our executive officers currently serves or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Board. In addition, no person who served as a member of the Compensation Committee during the past fiscal year was or is an officer or employee of the Company.

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PAY VS
PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) to our named executive officers and certain measures of the company’s financial performance. The material that follows is provided in compliance with these rules however additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described in our "Compensation Discussion and Analysis" section above.
The table below provides information regarding CAP to our principal executive officer, or PEO, and other NEOs for each year from 2021 to 2024, compared to our total shareholder return (“TSR”) from June 30, 2020 through the end of each such year, and our net income, and Adjusted EBITDA for each such year.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during Fiscal 2024 to Company performance is also presented below.

							Value of Initial Fixed $100 Invested Based On:
Year (a)	Summary Compensation Table Total for PEO (Jack D Springer) ($) (b)(1)(2)	Compensation Actually Paid to PEO (Jack D Springer) ($) (c)(1)(3)	Summary Compensation Table Total for PEO (Michael Hooks) ($) (b)(1)(2)	Compensation Actually Paid to PEO (Michael Hooks) ($) (c)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)(5)	Total Shareholder Return ($) (f)(6)	Dow Jones Recreational Products Index Total Shareholder Return ($) (g)(7)	Net Income ($) ($M) (h)(8)	Adjusted EBITDA ($) ($M) (i)(9)

2024	2,923,537	(3,046,395)	490,679	708,011	2,496,279	1,544,238	67.45	102.82	(56.4)	82.2
2023	4,535,792	5,847,922	—	—	1,128,644	591,110	112.92	128.93	107.91	284.04
2022	4,838,018	2,059,911	—	—	1,683,805	557,849	101.46	108.84	163.43	246.53
2021	4,480,177	7,487,216	—	—	1,932,208	3,351,361	141.15	150.49	114.3	190
(1)For the years reported in the table, Jack D. Springer was PEO from 2021 through 2024 and Michael Hooks was our PEO from February 2024 through June 2024.
(2)Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(3)Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

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Pay Versus Performance

Jack D. Springer	2024
Summary Compensation Table Total	$2,923,537
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,895,040)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	900,844
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(4,411,947)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(563,789)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$(3,046,395)

Michael K. Hooks	2024
Summary Compensation Table Total	$490,679
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(229,990)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	447,322
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$708,011
*The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation “and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(4)This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2024	2023	2022	2021
Ritchie Anderson	Ritchie Anderson	Ritchie Anderson	Ritchie Anderson
Bruce Beckman	Wayne Wilson	Wayne Wilson	Wayne Wilson
David Black	David Black
(5)This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed

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Pay Versus Performance

under the SEC's rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

2024
Summary Compensation Table Total	$2,496,279
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,014,814)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,580,392
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(439,662)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	4,120
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(82,077)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$1,544,238
*Note that the fair value assumptions shown with respect to footnote 3 apply to the figures in this table as well.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation “ and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(6)Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the start of the first fiscal year reported in the table (June 30, 2020) assuming all dividends paid from the start of the measurement period through end of the measurement period (June 30, 2024) are reinvested.
(7)The peer group used is the Dow Jones U.S. Recreational Products Index, as used in the company's performance graph found in the company’s 10-k. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the start of the first fiscal year reported in the table (June 30, 2020) assuming all dividends paid from the start of the measurement period through end of the measurement period (June 30, 2024) are reinvested.
(8)The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.
(9)In the Company's assessment Adjusted EBITDA is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the company in 2024 to link compensation actually paid to performance. The company defines adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including settlement of litigation claims, certain professional fees, acquisition and integration-related expenses, non- cash compensation expense and adjustments to our tax receivable agreement liability.

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Pay Versus Performance
TABULAR LIST OF PERFORMANCE MEASURES
The list below includes the three financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for 2024, to company performance.

Tabular List
Adjusted EBITDA
Relative Total Shareholder Return
Net Income
DESCRIPTION OF RELATIONSHIPS BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the Compensation Actually Paid tracks well to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures described in the table above.
Compensation Actually Paid Versus TSR

MBUU & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid
Value of $100 Investment Form 06/30/2020
$10
$8
$6
$4
$2
$0
$-2
$-4
$160
$140
$120
$100
$80
$60
$40
$150.49
$141.15
$108.84
$101.46
$128.93
$112.92
$102.82
$67.45
$7.49
$3.35
$2.06
$0.56
$6.32
$0.64
$(3.05)
$1.54
$0.71
06/30/21
06/30/22
06/30/23
6/30/2024
PEO CAP ($M)
Average NEO CAP ($M)
PEO CAP 2 ($M)
MBUU TSR
DJUSRP TSR

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Pay Versus Performance

Compensation Actually Paid Versus Net Income

MBUU Net Income vs. Compensation Actually Paid
$10
$8
$6
$4
$2
$0
$-2
$-4
Compensation Actually Paid
$200
$150
$100
$50
$0
$-50
$-100
Net Income ($M)
$7.49
$3.35
$114.3
$2.06
$0.56
$163.4
$6.32
$0.64
$107.9
$(3.05)
$1.54
$0.71
$(56.4)
06/30/21
06/30/22
06/30/23
06/30/24
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
Net Income ($M)

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Pay Versus Performance
Compensation Actually Paid Versus Adjusted EBITDA

MBUU Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid
Adjusted EBITDA ($M)
$10
$8
$6
$4
$2
$0
$-2
$-4
$350
$300
$250
$200
$150
$100
$50
$0
$7.49
$3.35
$190.1
$2.06
$0.56
$246.5
$6.32
$0.64
$284.0
$(3.05)
$1.54
$0.71
$82.2
06/30/21
06/30/22
06/30/23
06/30/24
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
Adjusted EBITDA ($M)

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CEO PAY RATIO
DISCLOSURE
Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the total annual compensation paid to our PEO, to the median of the total annual compensation of all of our employees (excluding our PEO). In accordance with SEC rules, given that we had two PEOs during fiscal 2024, we opted to calculate the total compensation of our PEO by using the compensation paid to Mr. Hooks, our former Executive Chair, who served as our PEO on the date the median employee was selected. Based on SEC rules for this disclosure and applying the methodology described below, we have determined that Mr. Hooks' total compensation for the fiscal year ended June 30, 2024 was $490,679, and the median of the total compensation of all of our employees (excluding Mr. Hooks) for the fiscal year ended June 30, 2024 was $37,082. Accordingly, we estimate the ratio of Mr. Hooks' total compensation for the fiscal year ended June 30, 2024 to the median of the total compensation of all of our employees (excluding Mr. Hooks) for the fiscal year ended June 30, 2024 to be 13 to 1.
When we originally identified the median employee for fiscal 2021, we did so by taking into account the total cash compensation for the fiscal year ended June 30, 2021 reflected in our payroll records for all individuals, excluding Mr. Springer, who were employed by us or one of our affiliates on June 30, 2021. We included all employees, whether employed on a full-time, part-time, or temporary basis. We did not make any assumptions, adjustments or estimates with respect to their total compensation for the fiscal year ended June 30, 2021 reflected in our payroll records, except that we converted the total compensation of our employees resident in Australia to US dollars using a conversion ratio of AUD $1.00 to USD $0.75. We applied the same methodology to select a new median employee for fiscal 2024.
Once the median employee was identified as described above, that employee’s total annual compensation for the fiscal year ended June 30, 2024 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including Mr. Hooks) in the “Total” column of the Summary Compensation Table. This information is being provided for compliance purposes. Neither the Compensation Committee nor our management used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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EQUITY COMPENSATION
PLAN INFORMATION
The following table sets forth, for each of Malibu Boats’ equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of June 30, 2024. Malibu Boats’ equity compensation plans consist only of the Incentive Plan as of June 30, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	320,363	$37.55	61,146
Equity compensation plans not approved by security holders	—	—	—
Total	320,363	$37.55	61,146
(1)Represents shares that are subject to outstanding stock option and stock unit awards granted under the Incentive Plan. The Incentive Plan will no longer be in effect for new grants if the 2024 Plan is approved.
(2)This weighted average exercise price does not reflect the shares that will be issued upon the payment of outstanding stock units and is calculated solely with respect to outstanding unexercised stock options.
(3)The table does not reflect the 1,020,000 new shares that will be available under the 2024 Plan if stockholders approve the 2024 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES REGARDING RELATED PARTY TRANSACTIONS
The Audit Committee reviews related party transactions for potential conflict of interest issues. The Board has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which we were or are to be a participant, regardless of the amount, and a related person had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer or greater than 5% beneficial owner of our common stock and their immediate family members.
MALIBU BOATS HOLDINGS, LLC LIMITED LIABILITY COMPANY AGREEMENT
In connection with the recapitalization we completed in connection with our IPO, the limited liability company agreement of the LLC was amended and restated. As a result of the recapitalization and IPO, Malibu Boats, Inc. holds LLC Units in the LLC and is the sole managing member of the LLC. Accordingly, Malibu Boats, Inc. operates and controls all of the business and affairs of the LLC and, through the LLC and its operating entity subsidiaries, conducts our business. Holders of LLC Units generally do not have voting rights under the limited liability company agreement.
Pursuant to the limited liability company agreement of the LLC, Malibu Boats, Inc. has the right to determine when distributions (other than tax distributions) will be made to the holders of LLC Units and the amount of any such distributions. If Malibu Boats, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective LLC Units.
The holders of LLC Units, including Malibu Boats, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to LLC’s members (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of the LLC provides for cash distributions to the holders of the LLC Units if Malibu Boats, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of LLC units for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California (taking into account the nondeductibility of certain expenses and the character of our income). For purposes of determining the taxable income of the LLC, such determination will be made by generally disregarding any adjustment to the taxable income of any member of the LLC that arises under the tax basis adjustment rules of the Code and is attributable to the acquisition by such member of an interest in the LLC in a sale or exchange transaction.
The limited liability company agreement of the LLC also provides that substantially all expenses incurred by or attributable to Malibu Boats, Inc., but not including income tax expenses of Malibu Boats, Inc., will be borne by the LLC.
The limited liability company agreement of the LLC provides that it may be amended, supplemented, waived or modified by the written consent of Malibu Boats, Inc. in its sole discretion without the approval of any other holder of LLC Units, except that no amendment may materially and adversely affect the rights of a holder of LLC Units without the consent of such holder, other than on a pro rata basis with other holders of LLC Units.
EXCHANGE AGREEMENT
In connection with the recapitalization and IPO, we entered into an exchange agreement with the pre- IPO owners of the LLC, several of whom are directors and/or officers of Malibu Boats, Inc. Under the exchange agreement, each pre-IPO owner of the LLC (or its permitted transferee) has the right to exchange its LLC Units for shares of Class A common

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stock of Malibu Boats, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for a cash payment equal to the market value of the Class A common stock. The exchange agreement provides, however, that such exchanges must be for a minimum of the lesser of 1,000 LLC Units, all of the LLC Units held by the holder, or such amount as we determine to be acceptable. The exchange agreement also provides that LLC members do not have the right to exchange LLC Units if Malibu Boats, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Malibu Boats, Inc. to which the LLC member may be subject or any of our written policies related to unlawful or insider trading. The exchange agreement also provides that we may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In addition, pursuant to the limited liability company agreement, Malibu Boats, Inc., as managing member of the LLC, has the right to require all members of the LLC to exchange their LLC Units for Class A common stock in accordance with the terms of the exchange agreement, subject to the consent of the holders of a majority of outstanding LLC Units other than those held by Malibu Boats, Inc.
TAX RECEIVABLE AGREEMENT
As a result of exchanges of LLC Units into Class A common stock and purchases by Malibu Boats, Inc. of LLC Units from holders of LLC Units, Malibu Boats, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC at the time of such exchanges or purchases. In addition, such exchanges and purchases of LLC Units are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
In connection with the recapitalization of the Company completed in connection with its IPO, Malibu Boats, Inc. and the LLC entered into a tax receivable agreement with the pre-IPO owners of the LLC that provides for the payment from time to time by Malibu Boats, Inc. to pre-IPO owners of the LLC (or any permitted assignees) of 85% of the amount of the benefits, if any, that Malibu Boats, Inc. is deemed to realize as a result of (1) increases in tax basis and (2) certain other tax benefits related to Malibu Boats, Inc. entering into the tax receivable agreement, including those attributable to payments under the tax receivable agreement. These payment obligations are obligations of Malibu Boats, Inc. and not of the LLC. For purposes of the agreement, the benefit deemed realized by Malibu Boats, Inc. will be computed by comparing the actual income tax liability of Malibu Boats, Inc. (calculated with certain assumptions) to the amount of such taxes that Malibu Boats, Inc. would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the purchases or exchanges, and had Malibu Boats, Inc. not entered into the tax receivable agreement. The term of the agreement will continue until all such tax benefits have been utilized or expired, unless Malibu Boats, Inc. exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or Malibu Boats, Inc. breaches any of the material obligations under the tax receivable agreement or there is a change in control, in which case all obligations will generally be accelerated and due as if Malibu Boats, Inc. had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:
•the timing of purchases or exchanges - for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the LLC at the time of each purchase or exchange;
•the price of shares of our Class A common stock at the time of the purchase or exchange - the increase in any tax deductions, as well as the tax basis increase in other assets, of the LLC is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;
•the extent to which such purchases or exchanges are taxable - if an exchange or purchase is not taxable for any reason, increased deductions will not be available; and
•the amount and timing of our income - the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If Malibu Boats, Inc. does not have taxable income, Malibu Boats, Inc.

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generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.
We expect that the payments that we may make under the agreement may be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the agreement, as of June 30, 2024, we expect future payments under the agreement to be approximately $40.6 million over the next 16 years. Future payments to the pre-IPO owners of the LLC (or their permitted assignees) in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates and the actual payments could differ materially. It is possible that future transactions or events, such as changes in tax legislation, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments.
Further, there may be a material negative effect on the liquidity of Malibu Boats, Inc., if distributions to Malibu Boats, Inc. by the LLC are not sufficient to permit Malibu Boats, Inc. to make payments under the agreement after it has paid taxes. For example, Malibu Boats, Inc. may have an obligation to make tax receivable agreement payments for a certain amount while receiving distributions from the LLC in a lesser amount, which would negatively affect liquidity. The payments under the agreement are not conditioned upon the LLC members’ continued ownership of Malibu Boats, Inc..
The effects of the tax receivable agreement on our consolidated balance sheet as a result of the exchange of LLC Units into Class A common stock during the fiscal year ended June 30, 2024 was an increase of $2.0 million in deferred tax assets and an increase of $1.3 million in payable pursuant to tax receivable agreement and additional paid in capital. The tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combinations or other changes of control, Malibu Boats, Inc. (or its successor) would owe to the pre-IPO owners of the LLC (or their permitted assignees) a lump-sum payment equal to the present value of all forecasted future payments that would have otherwise been made under the tax receivable agreement which would be based on certain assumptions, including a deemed exchange of LLC Units and that Malibu Boats, Inc. would have sufficient taxable income to fully utilize the deductions arising from the increased tax basis and other tax benefits related to entering into the tax receivable agreement. Malibu Boats, Inc. is also entitled to terminate the tax receivable agreement, which, if terminated, would obligate it to make early termination payments to the pre-IPO owners of the LLC. A pre-IPO owner may also elect to unilaterally terminate the tax receivable agreement with respect to such pre-IPO owner, which would obligate Malibu Boats, Inc. to pay to such pre-IPO owner certain payments for tax benefits received through the taxable year of the election.
Payments generally will be due under the tax receivable agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue at a rate equal to LIBOR plus 100 basis points from the due date (without extensions) of the applicable tax return until such payment due date. Any late payments under the tax receivable agreement generally will accrue interest at a rate of LIBOR plus 500 basis points. Recent actions taken by the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, discontinued U.S. LIBOR after June 30, 2024. The tax receivable agreement does not provide for an alternative reference rate to LIBOR. Therefore, pursuant to the Adjustable Interest Rate (LIBOR) Act, 12 U.S.C. §§ 5801-5807, and the regulations promulgated to carry out the LIBOR Act, 12 C.F.R. Part 253, on July 1, 2023 we believe LIBOR with respect to the tax receivables agreement was automatically replaced by operation of law with the SOFR plus a spread adjustment. We do not currently anticipate failing to pay any amounts owed under the tax receivable agreement.
Payments under the tax receivable agreement will be based on the tax reporting positions that Malibu Boats, Inc. will determine. Although Malibu Boats, Inc. is not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the agreement. As a result, in certain circumstances, payments could be made under the agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the agreement. We paid $4.2 million to the pre-IPO owners during the fiscal year ended June 30, 2024 in connection with exchanges, which resulted in $40.6 million in tax receivable agreement liabilities as of June 30, 2024.

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Transition, Release and Consulting Agreement with Mr. Springer
On February 15, 2024, our former Chief Executive Officer, Mr. Jack Springer, entered into a transition, release and consulting agreement with us in connection with his termination of employment, which was effective May 17, 2024 (the “Transition Effective Time”). Pursuant to the agreement, Mr. Springer will serve as a consultant to the Company for two years following the Transition Effective Time. Mr. Springer may also elect to extend the consulting term for an additional two-year period. During the consulting term, Mr. Springer will remain eligible to vest in his outstanding equity awards pursuant to the terms of the Company’s shareholder-approved Long-Term Incentive Plan. Mr. Springer is not eligible for any new equity awards during the consulting term and is not entitled to any bonus for our 2024 fiscal year under the agreement, but he will receive continued payment of his base salary for one year as provided for in the termination provisions of his prior employment agreement with the Company. During the initial and any extended consulting term, Mr. Springer has agreed not to compete with the Company, and has agreed to the extension of the non-competition restriction currently contained in his Employment Agreement for the length of the consulting term.

Malibu Boats, Inc.	75	2024 Proxy Statement

AUDIT COMMITTEE
REPORT
The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2024 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC.
Audit Committee of the Board of Directors
Ivar S. Chhina (Chair)
James R. Buch
John E. Stokely
Nancy M. Taylor
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Malibu Boats, Inc. (including any future filings) under the Securities Act, or the Exchange Act, except to the extent Malibu Boats, Inc. specifically incorporates such report by reference therein.

Malibu Boats, Inc.	76	2024 Proxy Statement

AUDIT
INFORMATION
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG served as our independent registered public accounting firm for the fiscal years ended June 30, 2024 and 2023. The following is a summary of the fees billed to us by KPMG for professional services for fiscal years ended June 30, 2024 and 2023, respectively.

	Fiscal Year Ended June 30,
	2024	2023

Audit Fees(1)	$1,490,000	$1,621,162
Audit-Related Fees(2)	—	—
Tax Fees(3)	57,000	45,000
All Other Fees(4)	384,000	7,500
Total	$1,931,000	$1,673,662
(1)Audit fees represent fees billed or accrued for professional services rendered for the audit of the consolidated annual financial statements, review of the interim condensed consolidated financial statements included in quarterly filings, consents, statutory audits and the audit of the effectiveness of the Company's internal control over financial reporting.
(2)Audit-related fees represent fees billed or accrued for professional services rendered during the fiscal year for assurance and related services that are not reported under “Audit Fees,” including due diligence assistance unrelated to the audit of the consolidated financial statements.
(3)Tax fees represent fees billed or accrued for professional services rendered during the fiscal year for tax compliance, tax advice and tax planning.
(4)All other fees represent fees billed or accrued for professional services rendered during the fiscal year other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee has considered whether the provision of the services described above is compatible with maintaining our independent public accounting firm’s independence and has determined that such services have not adversely affected KPMG’s independence.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee has delegated its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Audit Committee, Mr. Chhina, provided that the pre-approval decisions of the Chair are subsequently presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm during the fiscal years ended June 30, 2024 and 2023.

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PROPOSAL 1
Election of Directors
NOMINEES FOR ELECTION
The Board is currently comprised of ten members. On September 16, 2024, Joan M. Lewis notified the Board that she would not stand for re-election at the Annual Meeting. Ms. Lewis will continue to serve on the Board until the Annual Meeting, when her current term will expire. Pursuant to Section 3.02 of the Company's Bylaws, the Board decreased the number of directors that constitute the entire Board from ten to nine directors, effective upon the expiration of Ms. Lewis' term at the Annual Meeting. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated James R. Buch, Steven D. Menneto and Peter E. Murphy for election to the Board to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. All of our director nominees are current directors of Malibu Boats.

James R. Buch	Steven D. Menneto	Peter E. Murphy
Class II director	Class II director	Class II director
In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.
Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to serve or for good reason will not serve as a director (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless the Board chooses to reduce the number of directors serving on the Board.
VOTE REQUIRED FOR ELECTION OF DIRECTORS
Directors are elected if they received a plurality of the votes cast on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the largest number of votes cast will be elected. Broker non-votes and abstentions will have no effect on the election of directors.

BOARD RECOMMENDATION The Board Recommends that you vote "FOR" each of the three nominees for director.

Malibu Boats, Inc.	78	2024 Proxy Statement

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
KPMG served as our independent registered public accounting firm during the fiscal year ended June 30, 2024 and, in that capacity, audited our consolidated financial statements for the fiscal year ended June 30, 2024. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of the appointment of KPMG for the fiscal year ending June 30, 2025 by the stockholders. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG, and may decide to retain KPMG notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of Malibu Boats, Inc. and its stockholders. In addition, if KPMG should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm.
Representatives of KPMG will attend the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. We have been advised by KPMG that neither KPMG, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Malibu Boats, Inc. or its subsidiaries.
VOTE REQUIRED FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will have no effect on this proposal.

BOARD RECOMMENDATION
The Board recommends that you vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.

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PROPOSAL 3
Approval, on a Non-Binding Advisory Basis, of Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.
As described above in this Proxy Statement, our executive compensation program is designed to motivate the Company’s Named Executive Officers to create long-term value for our stockholders and is heavily weighted towards both short-and long-term performance-based compensation.
We urge stockholders to read the “Executive Compensation” section, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Malibu Boats, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2024 Annual Meeting of Stockholders.
This proposal to approve the compensation paid to our Named Executive Officers is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
The next non-binding advisory vote on the compensation of our Named Executive Officers will occur at the 2025 annual meeting of stockholders.
VOTE REQUIRED FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION
Under our bylaws, approval, on a non-binding advisory basis, of our named executive officer compensation requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

BOARD RECOMMENDATION The Board recommends that you vote "FOR" the approval, on a non-binding advisory basis, of our Named Executive Officer compensation.

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PROPOSAL 4
Approval of 2024 Performance Incentive Plan
At the Annual Meeting, stockholders will be asked to approve the Malibu Boats, Inc. 2024 Performance Incentive Plan (the “2024 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on September 11, 2024.
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2024 Plan are an important attraction, retention and motivation tool for participants in the plan.
The Company currently maintains the Malibu Boats, Inc. Long-Term Incentive Plan (the “LTI Plan”). As of June 30, 2024, a total of 537,079 shares of the Company’s common stock were then subject to outstanding awards granted under the LTI Plan, and an additional 61,146 shares of the Company’s common stock were then available for new award grants under the LTI Plan.
The Board of Directors believes that the number of shares currently available under the LTI Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2024 Plan, no new awards will be granted under the LTI Plan after the Annual Meeting. No shares of the Company’s common stock that remain available for award grants under the LTI Plan immediately prior to the Annual Meeting will become available for award grants under the 2024 Plan. 1,020,000 shares of the Company’s common stock will be made available for award grants under the 2024 Plan. In addition, if stockholders approve the LTI Plan, any shares of common stock subject to outstanding awards under the LTI Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2024 Plan.
If stockholders do not approve the 2024 Plan, the Company will continue to have the authority to grant awards under the LTI Plan. If stockholders approve the 2024 Plan, the termination of our grant authority under the LTI Plan will not affect awards then outstanding under that plan.
SUMMARY DESCRIPTION OF THE 2024 PERFORMANCE INCENTIVE PLAN
The principal terms of the 2024 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2024 Plan, which appears as Exhibit A to this Proxy Statement.
PURPOSE
The purpose of the 2024 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
ADMINISTRATION
Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2024 Plan. Our Board of Directors has delegated general administrative authority for the 2024 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2024 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2024 Plan, including, without limitation, the authority:
•to select eligible participants and determine the type(s) of award(s) that they are to receive;
•to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the

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circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);
•to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•subject to the other provisions of the 2024 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2024 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;
•to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•to approve the form of any award agreements used under the 2024 Plan; and
•to construe and interpret the 2024 Plan, make rules for the administration of the 2024 Plan, and make all other determinations for the administration of the 2024 Plan.
NO REPRICING
In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
ELIGIBILITY
Persons eligible to receive awards under the 2024 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of June 30, 2024, approximately 190 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the nine members of the Board of Directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), would have been considered eligible under the 2024 Plan if it had been in place on June 30, 2024. In addition, no individual consultants or advisors engaged by the Company and its subsidiaries would have been considered eligible under the 2024 Plan if it had been in place on June 30, 2024.
AGGREGATE SHARE LIMIT
The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2024 Plan equals the sum of the following (such total number of shares, the “Share Limit”):
•1,020,000 shares, plus
•the number of any shares subject to stock options granted under the LTI Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised,

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•the number of any shares subject to restricted stock and restricted stock unit awards granted under the LTI Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested.
As of June 30, 2024, approximately 61,146 shares were available for additional award grant purposes under the LTI Plan, approximately 17,973 shares were subject to stock options then outstanding under the LTI Plan, and approximately 519,106 shares were subject to restricted stock and restricted stock unit awards then outstanding under the LTI Plan. As noted above, no additional awards will be granted under the LTI Plan if stockholders approve the 2024 Plan.
ADDITIONAL SHARE LIMITS
The following other limits are also contained in the 2024 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.
•The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,020,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)
•The maximum number of shares subject to awards that are granted under the 2024 Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director shall not exceed the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under the 2024 Plan during that same calendar year to that individual in his or her capacity as a non-employee director and (ii) the dollar amount of all other cash compensation payable by the Company to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $400,000, provided that this limit is $700,000 as to (1) a Non-Employee Director who is serving as the independent Chair of the Board of Directors or as a lead independent director at the time the applicable grant is made or (2) any new Non-Employee Director for the calendar year in which the non-employee director is first elected or appointed to the Board of Directors. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.
SHARE LIMIT COUNTING RULES
The Share Limit of the 2024 Plan is subject to the following rules:
•Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2024 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2024 Plan.
•Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2024 Plan, the number of underlying shares, rather than the number of shares that are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.)
•Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2024 Plan, as well as any shares exchanged or withheld to satisfy the applicable tax withholding obligations related to any stock option or stock appreciation right, shall be counted against the Share Limit and shall not again be available for subsequent awards under the 2024 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award that is not a stock option or a stock appreciation right (a “full-value award”) granted under the 2024 Plan, as well as any shares exchanged by a participant or withheld by the Company to

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satisfy the applicable tax withholding obligations related to any full-value award granted under the 2024 Plan, shall not be counted against the Share Limit and shall again be available for subsequent awards under the 2024 Plan.
•To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2024 Plan.
•In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)
In addition, the 2024 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2024 Plan. The Company may not increase the applicable share limits of the 2024 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
TYPES OF AWARDS
The 2024 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2024 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2024 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2024 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2024 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2024 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
DIVIDEND EQUIVALENTS; DEFERRALS
The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2024 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements

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are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
ASSUMPTION AND TERMINATION OF AWARDS
If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2024 Plan will not automatically become fully vested pursuant to the provisions of the 2024 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2024 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2024 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.
For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see “Change in Control” below and the “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.
CHANGE IN CONTROL
Unless stated otherwise in an award agreement, the following will apply to outstanding awards at the time of a Change in Control to the extent rights under such awards that have not been previously forfeited.
•In the event that any surviving entity or acquiring entity in a Change in Control, or affiliate of such entity, does not assume such awards and does not substitute similar awards for those outstanding under the 2024 Plan, then (i) all awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to options and stock appreciation rights, fully exercisable, and (ii) any options or stock appreciation rights that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.
•In the event that any surviving entity or acquiring entity in a Change in Control, or affiliate of such entity, assumes awards outstanding under the 2024 Plan at the time of the Change in Control, or substitutes awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described herein for those outstanding under the 2024 Plan), and the employment of a participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, all awards held by such participant shall become fully vested to the extent not previously forfeited and, with respect to options and stock appreciation rights, fully exercisable. The terms “Cause” and “Good Reason” shall have the same meanings as the same or similar terms in any written employment agreement or other written agreement entered into between the participant and the Company or any Subsidiary or as specified in an Award Agreement. In the absence of such a written agreement, such terms shall be defined as follows:
“Cause” means the participant’s involuntary termination of employment due to: (i) a knowing, intentional or reckless act or omission that constitutes theft, forgery, fraud, material dishonesty, misappropriation, breach of fiduciary duty or duty of loyalty, or embezzlement against the Company or any of its parent, subsidiary or affiliated entities; (ii) conviction, or plea of guilty or nolo contendere, of a felony or any other crime involving moral turpitude; (iii) knowingly or intentionally causing the Company’s financial statements to fail to materially comply with generally accepted accounting principles; (iv) unlawful use by the participant (including being under the influence) or possession of any illegal drug or narcotic while on Company premises or while performing the participant’s duties and responsibilities; (iv) willful refusal to comply with lawful requests made by the Board of Directors, which (if reasonably susceptible of cure), is not fully cured within five (5) days after receipt of written notice from the Board of Directors detailing such willful refusal; (v) gross negligence in the performance of participant’s job duties, which (if reasonably susceptible of cure) is not fully cured within 30 days after receipt of written notice from the Board of Directors detailing such gross

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negligence; (vi) a material violation of one or more Company policies, which (if reasonably susceptible of cure) is not fully cured by the participant within 30 days after receipt of written notice from the Board of Directors detailing such violation(s) of Company policy; and/or (vii) a material breach of an award agreement or any other agreement with the Company, which (if reasonably susceptible of cure) is not fully cured by the participant within 30 days after receipt of written notice from the Board of Directors detailing such breach of the agreement with the Company.
“Good Reason” means the participant’s resignation from employment after the occurrence of any of the following (without the participant’s prior written consent): (i) a material diminution in the participant’s authority, duties or responsibilities, (ii) a material reduction in the aggregate compensation provided to the participant unless such reduction is concurrently made to all of the Company’s similarly situated employees, or (iii) a material breach of any other material term of an award agreement; provided, however, that any such condition shall not constitute “Good Reason” unless the participant provides written notice to the Company of the condition claimed to constitute Good Reason within thirty (30) days of the initial existence of such condition and, thereafter, the Board of Directors fails to cure such “Good Reason” within thirty (30) days following its receipt of such written notice from the participant, and within ten (10) days thereafter, the participant terminates his or her employment for “Good Reason.”
A “Change in Control” shall be deemed to have occurred upon any of the following:
(i) any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity (a “Person”) or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company then-outstanding voting securities;
(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, as the date of stockholder approval of the 2024 Plan (the “Stockholder Approval Date”), constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to an election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Stockholder Approval Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or
(iii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board of Directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, a parent, or (y) all of the Persons who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or
(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clauses (ii) and (iii) above, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any parent.

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TRANSFER RESTRICTIONS
Subject to certain exceptions contained in Section 5.6 of the 2024 Plan, awards under the 2024 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
ADJUSTMENTS
As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2024 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
NO LIMIT ON OTHER AUTHORITY
Except as expressly provided with respect to the termination of the authority to grant new awards under the LTI Plan if stockholders approve the 2024 Plan, the 2024 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
TERMINATION OF OR CHANGES TO THE 2024 PLAN
The Board of Directors may amend or terminate the 2024 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2024 Plan will terminate on September 10, 2034. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 2024 PLAN
The U.S. federal income tax consequences of the 2024 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2024 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

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If an award is accelerated under the 2024 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.
SPECIFIC BENEFITS UNDER THE 2024 PERFORMANCE INCENTIVE PLAN
The Company has not approved any awards that are conditioned upon stockholder approval of the 2024 Plan. The Company is not currently considering any other specific award grants under the 2024 Plan, other than the annual grants of restricted stock units to our Non-Employee Directors described in the following paragraph. If the 2024 Plan had been in existence in fiscal 2024, the Company expects that its award grants for fiscal 2024 would not have been substantially different from those actually made in that year under the LTI Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2024, see the material under the heading “Executive Compensation” above.
As described under “Director Compensation” above, our current compensation policy for Non-Employee Directors provides for each Non-Employee Director to receive an annual award of stock or units, with the number of shares subject to each award to be determined by dividing $110,000 by the closing price of our common stock on the grant date (or the immediately preceding trading day if the grant date is not a trading day) as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $35, the number of shares that would be allocated to the Company’s nine Non-Employee Directors as a group pursuant to the annual grant formula is approximately 282,857. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2024 through 2033 (the ten remaining years in the term of the 2024 Plan, assuming the plan is approved) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be nine eligible directors seated and there are no changes to the awards granted under the director equity grant program.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2024 Plan. The LTI Plan is the Company’s only equity compensation plan.
“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the LTI Plan, that were subject to outstanding stock options granted under the LTI Plan, and that were then available for new award grants under the LTI Plan as of June 30, 2024. (In this 2024 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. For awards subject to performance-based vesting requirements, the number of shares presented is based on the maximum level of performance.)

As of June 30, 2024
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	302,390
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	216,716
Shares subject to outstanding stock options	17,973
Shares available for new award grants	61,146

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 20,749,237 shares issued and outstanding in 2022; 20,501,844 shares issued and outstanding in

Malibu Boats, Inc.	88	2024 Proxy Statement

2023; and 20,439,449 shares issued and outstanding in 2024. The number of shares of the Company’s common stock issued and outstanding as of June 30, 2024 was 20,181,542.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the LTI Plan in each of the last three fiscal years, are as follows:
•164,290 shares in fiscal 2022 (which was 0.8% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2022), of which 102,778 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 61,512 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, no shares were subject to stock options;
•214,172 shares in fiscal 2023 (which was 1.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2023), of which 121,732 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 92,440 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, no shares were subject to stock options; and
•351,000 shares in fiscal 2024 (which was 1.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2024), of which 259,843 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 91,157 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, no shares were subject to stock options.
Thus, the total number of shares of the Company’s common stock subject to awards granted under the LTI Plan per year over the last three fiscal years (2022, 2023 and 2024) has been, on average, 1.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year,. Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 23,000 in 2022, 77,101 in 2023, 29,133 in 2024.
The total number of shares of our common stock that were subject to awards granted under the LTI Plan that terminated or expired, and thus became available for new award grants under the LTI Plan, in each of the last three fiscal years, are as follows: 9,116 in fiscal 2022, 78,099 in fiscal 2023, 31,356 in fiscal 2024.
The Compensation Committee anticipates that the 1,020,000 shares requested for the 2024 Plan will provide the Company with flexibility to continue to grant equity awards under the 2024 Plan through approximately the end of 2028 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s common stock as of June 30, 2024 was $35.04 per share.
The Board of Directors believes that the adoption of the 2024 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2024 Plan and thus have a personal interest in the approval of the 2024 Plan.

Malibu Boats, Inc.	89	2024 Proxy Statement

VOTE REQUIRED FOR APPROVAL OF THE 2024 PERFORMANCE INCENTIVE PLAN
Approval of the 2024 Plan requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

BOARD RECOMMENDATION The Board recommends that you vote "FOR" the approval of the 2024 Performance Incentive Plan as described above and set forth in Exhibit A hereto.

Malibu Boats, Inc.	90	2024 Proxy Statement

OTHER
MATTERS
As of the date of this Proxy Statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxy holders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

Malibu Boats, Inc.	91	2024 Proxy Statement

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2025 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than May 27, 2025 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board at the 2025 annual meeting of stockholders or who wish to present a proposal at the 2025 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials that we distribute for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary no earlier than June 25, 2025 and no later than July 25, 2025 (provided, however, that if the 2025 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2025 annual meeting of stockholders and no later than the 90th day prior to the date of the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 2.10 of our Bylaws. In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting of stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2025 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

Malibu Boats, Inc.	92	2024 Proxy Statement

ANNUAL REPORT
TO STOCKHOLDERS
Our 2024 Annual Report has been filed with the SEC and has been posted, and is available without charge, on our corporate website at www.malibuboatsinc.com. For stockholders receiving an e-mailed or printed copy of this Proxy Statement, a copy of our 2024 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Class A common stock or Class B common stock. Requests can be made by writing to Investor Relations: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, or by telephone request to (865) 458-5478.
ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Matthew Googe
General Counsel and Secretary

Loudon, Tennessee
September 19, 2024

Malibu Boats, Inc.	93	2024 Proxy Statement

APPENDIX A
Reconciliation of Non-GAAP Financial Measures
USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBIDTA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including goodwill and other intangible asset impairment expense, abandonment of construction in process, litigation settlements, certain professional fees, non-cash compensation expense and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures of net (loss) income as determined by GAAP. Management believes adjusted EBITDA and Adjusted EBITDA margin allow investors to evaluate the Company’s operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure and non-recurring or non-operating expenses.
We exclude the items listed above from net (loss) income in arriving at adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Our presentation of adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies.
We define Adjusted Fully Distributed Net (Loss) Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in the LLC, and (iv) reflecting an adjustment for income tax (benefit) expense on fully distributed net (loss) income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net (Loss) Income is a non-GAAP financial measure because it represents net (loss) income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC.
We use Adjusted Fully Distributed Net (Loss) Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone.
We believe Adjusted Fully Distributed Net (Loss) Income assists our board of directors, management and investors in comparing our net (loss) income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.
In addition, because Adjusted Fully Distributed Net (Loss) Income is susceptible to varying calculations, the Adjusted Fully Distributed Net (Loss) Income measures, as presented in this Proxy Statement, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.

Malibu Boats, Inc.	A-1	2024 Proxy Statement

Appendix A

A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided below.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and presentation of net (loss) income margin and Adjusted EBITDA margin for the periods indicated (dollars in thousands):

	Fiscal Year Ended June 30,
	2024	2023	2022
Net (loss) income	$(56,443)	$107,910	$163,430
(Benefit) Provision for income taxes	(1,342)	33,581	46,535
Interest expense	1,842	2,962	2,875
Depreciation	26,178	21,912	19,365
Amortization	6,811	6,808	6,957
Goodwill and other intangible asset impairment [1]	88,389	—	—
Abandonment of construction in process [2]	8,735	—	—
Litigation settlement [3]	—	100,000	—
Professional fees [4]	3,096	4,781	—
Stock-based compensation expense [5]	4,935	5,894	6,342
Adjustment to tax receivable agreement liability [6]	36	188	1,025
Adjusted EBITDA	$82,237	$284,036	$246,529
Net Sales	$829,035	$1,388,365	$1,214,877
Net (Loss) Income Margin [7]	(6.8)%	7.8%	13.5%
Adjusted EBITDA Margin [7]	9.9%	20.5%	20.3%
(1)Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)For the three and twelve months ended June 30,2024, we recorded a non-cash charge of $8.7 million associated with the abandonment of the ERP project. The abandonment pertains to long-lived assets including software and other capitalized costs specifically tied to the project and is captured in the Abandonment of construction in process of our Consolidated Statements of Operations and Comprehensive (Loss) Income.
(3)Represents settlement of product liability cases in June 2023 for $100.0 million. For more information, refer to Note 17 of our consolidated financial statements included in our Annual Report on Form 10-K.
(4)Represents legal and advisory fees related to ongoing litigation related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023. For more information, refer to Note 17 of our consolidated financial statements included in our Annual Report on Form 10-K.
(5)Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. For more information, refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K.
(6)For fiscal year 2024, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2023, we recognized other expense from an

Malibu Boats, Inc.	A-2	2024 Proxy Statement

Appendix A
adjustment in our tax receivable agreement liability mainly derived by future benefits from Tennessee net operating losses at Malibu Boats, Inc. For fiscal year 2022, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For more information, refer to Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K.
(7)We calculate net (loss) income margin as net (loss) income divided by net sales and we define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Fiscal Year Ended June 30,
	2024	2023	2022
Reconciliation of numerator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock:
Net (loss) income attributable to Malibu Boats, Inc.	$(55,912)	$104,513	$157,632
(Benefit) Provision for income taxes	(1,342)	33,581	46,535
Litigation settlement [1]	—	100,000	—
Professional fees [2]	3,096	4,781	—
Acquisition and integration related expenses [3]	6,672	6,654	6,653
Stock-based compensation expense [4]	4,935	5,894	6,342
Goodwill and other intangible asset impairment [5]	88,389	—	—
Abandonment of construction in process [6]	8,735	—	—
Adjustment to tax receivable agreement liability [7]	36	188	1,025
Net (loss) income attributable to non-controlling interest [8]	(531)	3,397	5,798
Fully distributed net income before income taxes	54,078	259,008	223,985
Income tax expense on fully distributed income before income taxes [9]	13,249	62,939	53,308
Adjusted fully distributed net income	$40,829	$196,069	$170,677

Malibu Boats, Inc.	A-3	2024 Proxy Statement

Appendix A

	Fiscal Year Ended June 30,
	2024	2023	2022
Reconciliation of denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net (loss) income per share:	20,439,449	20,501,844	20,749,237
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [10]	395,528	543,909	600,919
Weighted-average unvested restricted stock awards issued to management [11]	266,557	272,116	252,135
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,101,534	21,317,869	21,602,291

Malibu Boats, Inc.	A-4	2024 Proxy Statement

Appendix A
The following table shows the reconciliation of net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Fiscal Year Ended June 30,
	2024	2023	2022
Net (loss) income available to Class A Common Stock per share	$(2.74)	$5.10	$7.60
Impact of adjustments:
(Benefit) Provision for income taxes	(0.07)	1.64	2.24
Litigation settlement [1]	—	4.88	—
Professional fees [2]	0.15	0.23	—
Acquisition and integration related expenses [3]	0.33	0.32	0.32
Stock-based compensation expense [4]	0.24	0.29	0.31
Goodwill and other intangible asset impairment [5]	4.32	—	—
Abandonment of construction in process [6]	0.43
Adjustment to tax receivable agreement liability [7]	—	0.01	0.05
Net (loss) income attributable to non-controlling interest [8]	(0.03)	0.17	0.28
Fully distributed net income per share before income taxes	2.63	12.64	10.80
Impact of income tax expense on fully distributed income before income taxes [9]	(0.65)	(3.07)	(2.57)
Impact of increased share count [12]	(0.06)	(0.38)	(0.32)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.92	$9.19	$7.91
(1)Represents settlement of product liability cases in June 2023 for $100.0 million. For more information, refer to Note 17 of our consolidated financial statements included in our Annual Report on Form 10-K.
(2)Represents legal and advisory fees related to ongoing litigation related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023. For more information, refer to Note 17 of our consolidated financial statements included in our Annual Report on Form 10-K.
(3)For fiscal years 2024, 2023 and 2022, represents amortization of intangibles acquired in connection with the acquisition of Maverick Boat Group, Pursuit and Cobalt.
(4)Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. For more information, refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K.
(5)Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(6)For the three and twelve months ended June 30, 2024, we recorded a non-cash charge of $8.7 million associated with the abandonment of the ERP project. The abandonment pertains to long-lived assets including software and other capitalized costs specifically tied to the project and is captured in the Abandonment of construction in process of our Consolidated Statements of Operations and Comprehensive (Loss) Income.
(7)For fiscal year 2024, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2023, we recognized other expense from an adjustment in our tax receivable agreement liability mainly derived by future benefits from Tennessee net operating losses at Malibu Boats, Inc. For more information, refer to Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K.

Malibu Boats, Inc.	A-5	2024 Proxy Statement

Appendix A

(8)Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock
(9)Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% of income before taxes for fiscal year 2024, and 24.3% of income before taxes for fiscal year 2023 in each case assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal years 2024 and 2023 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.
(10)Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(11)Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(12)Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.

Malibu Boats, Inc.	A-6	2024 Proxy Statement

Appendix A
MALIBU BOATS, INC.
2024 PERFORMANCE INCENTIVE PLAN

1.PURPOSE OF PLAN
The purpose of this Malibu Boats, Inc. 2024 Performance Incentive Plan (this “Plan”) of Malibu Boats, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.PLAN ADMINISTRATION
3.1The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:
a.determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
b.grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature

Malibu Boats, Inc.	A-7	2024 Proxy Statement

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and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
c.approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
d. construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
e.cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
f.accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
g.adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
h.determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);
i.determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
j.acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
k.determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.4Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any

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of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.6 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:
1. 1,020,000 shares of Common Stock, plus
2.the number of any shares subject to stock options granted under the Corporation’s Long-Term Incentive Plan (the “LTI Plan”) and outstanding on the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus
3.the number of any shares subject to restricted stock and restricted stock unit awards granted under the LTI Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.
4.3Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the Share Limit in Section 4.2.
a.The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,020,000 shares.
b.Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director shall not exceed the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director and (ii) the dollar amount of all other cash compensation payable by the Corporation to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $400,000; provided that this limit is $700,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its

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Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.
4.Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
a.Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
b.Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares, rather than the number of shares that are actually issued in payment of the award, shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)
c.Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the applicable tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award that is not a stock option or a stock appreciation right (a “Full-Value Award”) granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the applicable tax withholding obligations related to any Full-Value Award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
d.To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan
e.In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit).
f.The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.
4.5No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.AWARDS
5.1Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

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5.1.1Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the

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settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
a.services rendered by the recipient of such award;
b.cash, check payable to the order of the Corporation, or electronic funds transfer;
c.notice and third party payment in such manner as may be authorized by the Administrator;
d.the delivery of previously owned shares of Common Stock;
e.by a reduction in the number of shares otherwise deliverable pursuant to the award; or
f.subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6Transfer Restrictions.
5.6.1Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on

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subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
a.transfers to the Corporation (for example, in connection with the expiration or termination of the award);
b.the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;
c.subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
d.if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
e.the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
6.EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

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7.ADJUSTMENTS; ACCELERATION
7.1Adjustments.
a.Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
b.Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2Corporate Transactions - Assumption and Termination of Awards.
a.Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
b.Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
c.For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and

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confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
d.The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
e.In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
f.Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
g.The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
7.3Change in Control. Unless stated otherwise in an award agreement, in addition to the provisions of Section 7.2, the provisions of this Section 7.3 will apply to outstanding awards at the time of a Change in Control to the extent of rights under such awards that have not been previously forfeited.
a.In the event that any surviving entity or acquiring entity in a Change in Control, or affiliate of such entity, does not assume such awards and does not substitute similar awards for those outstanding under this Plan, then (i) all awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to options and SARs, fully exercisable, and (ii) any options or stock appreciation rights that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.
b. In the event that any surviving entity or acquiring entity in a Change in Control, or affiliate of such entity, assumes awards outstanding under this Plan at the time of the Change in Control, or substitutes awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 7.3 for those outstanding under this Plan), and the employment of a participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, all awards held by such participant shall become fully vested to the extent not previously forfeited and, with respect to options and stock appreciation rights, fully exercisable. The terms “Cause” and “Good Reason” shall have the same meanings as the same or similar terms in any written employment agreement or other written agreement entered into between the

Malibu Boats, Inc.	A-15	2024 Proxy Statement

Appendix A

participant and the Corporation or any Subsidiary or as specified in an Award Agreement. In the absence of such a written agreement, such terms shall be defined as follows for purposes of this Section 7.3:
i.“Cause” means the participant’s involuntary termination of employment due to: (i) a knowing, intentional or reckless act or omission that constitutes theft, forgery, fraud, material dishonesty, misappropriation, breach of fiduciary duty or duty of loyalty, or embezzlement against the Corporation or any of its parent, subsidiary or affiliated entities; (ii) conviction, or plea of guilty or nolo contendere, of a felony or any other crime involving moral turpitude; (iii) knowingly or intentionally causing the Corporation’s financial statements to fail to materially comply with generally accepted accounting principles; (iv) unlawful use by the participant (including being under the influence) or possession of any illegal drug or narcotic while on Corporation premises or while performing the participant’s duties and responsibilities; (iv) willful refusal to comply with lawful requests made by the Board, which (if reasonably susceptible of cure), is not fully cured within five (5) days after receipt of written notice from the Board detailing such willful refusal; (v) gross negligence in the performance of participant’s job duties, which (if reasonably susceptible of cure) is not fully cured within 30 days after receipt of written notice from the Board detailing such gross negligence; (vi) a material violation of one or more Corporation policies, which (if reasonably susceptible of cure) is not fully cured by the participant within 30 days after receipt of written notice from the Board detailing such violation(s) of Corporation policy; and/or (vii) a material breach of an award agreement or any other agreement with the Corporation, which (if reasonably susceptible of cure) is not fully cured by the participant within 30 days after receipt of written notice from the Board detailing such breach of the agreement with the Corporation.
ii.“Good Reason” means the participant’s resignation from employment after the occurrence of any of the following (without the participant’s prior written consent): (i) a material diminution in the participant’s authority, duties or responsibilities, (ii) a material reduction in the aggregate compensation provided to the participant unless such reduction is concurrently made to all of the Corporation’s similarly situated employees, or (iii) a material breach of any other material term of an award agreement; provided, however, that any such condition shall not constitute “Good Reason” unless the participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within thirty (30) days of the initial existence of such condition and, thereafter, the Board fails to cure such “Good Reason” within thirty (30) days following its receipt of such written notice from the participant, and within ten (10) days thereafter, the participant terminates his or her employment for “Good Reason.”
c.A “Change in Control” shall be deemed to have occurred upon any of the following:
i.any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity (a “Person”) or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation then-outstanding voting securities;
ii.the following individuals cease for any reason to constitute a majority of the number of directors of the Corporation then serving: individuals who, as the Stockholder Approval Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to an election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Stockholder Approval Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or
iii. there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a

Malibu Boats, Inc.	A-16	2024 Proxy Statement

Appendix A
subsidiary, the Parent, or (y) all of the Persons who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or
iv.the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clauses (ii) and (iii) above, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any Parent.
8.OTHER PROVISIONS
8.1Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of

Malibu Boats, Inc.	A-17	2024 Proxy Statement

Appendix A

its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
a.The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
b.The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
c.In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6Effective Date, Termination and Suspension, Amendments.
8.6.1Effective Date. This Plan is effective as of September 11, 2024, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

Malibu Boats, Inc.	A-18	2024 Proxy Statement

Appendix A
8.8Governing Law; Severability.
8.8.1Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.
8.13Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of

Malibu Boats, Inc.	A-19	2024 Proxy Statement

Appendix A

awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Malibu Boats, Inc.	A-20	2024 Proxy Statement

MERCURY
COBALT

MALIBU BOATS, INC.™

MBI™

DREAM DAYS ON THE WATER

2200
YAMAHA
PATHFINDER
2200

Malibu | AXIS | COBALT BOATS | PURSUIT | COBIA | PATHFINDER | Maverick | HEWES

MALIBU BOATS, INC.
5705 KIMBERLY WAY
LOUDON, TN 37774

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57248-P17750 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MALIBU BOATS, INC. CLASS A COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

   Nominees:

   01) James R. Buch
   02) Steven D. Menneto
   03) Peter E. Murphy

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V57249-P17750

MALIBU BOATS, INC.
CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 23, 2024

The stockholder delivering this proxy hereby appoints Bruce W. Beckman and Matthew Googe, and each of them, as proxies, with the power to act alone or to appoint his substitute, to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Malibu Boats, Inc. held of record by the stockholder delivering this proxy at the close of business on August 30, 2024 at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time on Wednesday October 23, 2024, at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261, and any adjournment or postponement thereof with all of the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER DELIVERING THIS PROXY. IF NO SUCH DIRECTIONS ARE MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING SHARES OF CLASS A COMMON STOCK. IF YOU HOLD SHARES OF CLASS B COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS B COMMON STOCK PROXY CARD FOR VOTING SHARES OF CLASS B COMMON STOCK.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MALIBU BOATS, INC.
5705 KIMBERLY WAY
LOUDON, TN 37774

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57250-P17750 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MALIBU BOATS, INC. CLASS B COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

   Nominees:

   01) James R. Buch
   02) Steven D. Menneto
   03) Peter E. Murphy

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V57251-P17750

MALIBU BOATS, INC.
CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 23, 2024

The stockholder delivering this proxy hereby appoints Bruce W. Beckman and Matthew Googe, and each of them, as proxies, with the power to act alone or to appoint his substitute, to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of Malibu Boats, Inc. held of record by the stockholder delivering this proxy at the close of business on August 30, 2024 at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time on Wednesday October 23, 2024, at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261, and any adjournment or postponement thereof with all of the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER DELIVERING THIS PROXY. IF NO SUCH DIRECTIONS ARE MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING SHARES OF CLASS B COMMON STOCK. IF YOU HOLD SHARES OF CLASS A COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS A COMMON STOCK PROXY CARD FOR VOTING SHARES OF CLASS A COMMON STOCK.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE